Exhibit 10.6

SIXTH AMENDMENT TO THE BANK CREDIT BILL No. 307.001.181, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., ON 10/31/2012, IN FAVOR OF BANCO DO BRASIL SA, IN THE ORIGINAL VALUE OF FOUR HUNDRED MILLION REAIS (BRL 400,000,000.00).
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PREAMBLE:
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ISSUER - NEXTEL TELECOMUNICAÇÕES LTDA., a private limited company with its head offices at 27º andar, Condomínio Rochavera Corporate Towers, Crystal Tower, Vila Gertrudes, CEP 04794-000, São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 66.970.229/0001-67, herein represented by the undersigned and qualified members.
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CREDITOR - BANCO DO BRASIL SA, an open-stock private-public company, with its head offices in Brasilia, Federal Capital, at SAUN Qd 5 lt B - Torre I - Ed.BB - 70.040-912, enrolled with the CNPJ under No. 00.000.000/0001- 91, by its subsidiary, Large Corporate Branch 3070, located in the city of São Paulo, State of São Paulo, at Av. Paulista, 1,230, 27º andar, Bela Vista, enrolled with CNPJ/MF under No. 00.000.000/1947-00, represented by its legal representatives, in the form of its bylaws.
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GUARANTOR - NEXTEL PARTICIPAÇÕES LTDA., a private limited company with its head offices at Avenida das Nações Unidas, 14.171, 26º andar, sala A, Condomínio Rochavera Corporate Towers, Crystal Tower, Vila Gertrudes, CEP 04794-000, in the city of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 00.169.369/0001-22, herein represented by its undersigned and qualified members.
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WHEREAS, on October 31, 2012, ISSUER issued in CREDITOR's favor (collectively, the "Parties") the Bank Credit Bill No. 307,001,181 in the principal amount of four hundred million Reais (BRL 400,000,000.00) (the "Bill");

WHEREAS, on February 13, 2015, ISSUER and CREDITOR executed the first addendum to the Bill, altering, among other conditions, the interest rate on debit balances and including collateral and personal security additional to the fulfillment of the obligations thereunder (the "First Amendment");

WHEREAS, on June 25, 2015, ISSUER and CREDITOR executed the second amendment to the Bill, altering, among other conditions, the payments terms and interest rate on debit balances (the "Second Amendment");

WHEREAS, on February 24, 2017, ISSUER and CREDITOR executed the third amendment to the Bill, altering, among other conditions, the payment terms on debit balances (the "Third Amendment");

WHEREAS, on July 28, 2017, ISSUER and CREDITOR executed the fourth amendment to the Bill, altering, among other conditions, the payment terms on debit balances (the "Fourth Amendment");

WHEREAS, on this date, ISSUER and CREDITOR executed the fifth amendment to the Bill, altering, among other provisions, the payment terms, obligations and guarantees (the "Fifth Amendment"); and

WHEREAS, ISSUER and CREDITOR intend to amend the CCB in order to change the payment terms, obligations and guarantees, as well as to consolidate the terms of the Bill;

THE PARTIES RESOLVE to amend, under precedent condition, the CCB by means of this Sixth Amendment to the Bill ("Sixth Amendment" and, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Bill, the "CCB"), subject to the following terms and conditions.

CLAUSE ONE - CONDITION PRECEDENT - The Parties agree that this Sixth Amendment is executed with a precedent condition, pursuant to Article 125 of the Brazilian Civil Code. This Sixth Amendment and all its provisions shall become effective on January 31, 2018 only if, by that date, ISSUER has confirmed to CREDITOR the cumulative fulfillment of the following conditions (collectively, the "Conditions Precedent"):

(i)
delivery of a signed and fully effective copy (as determined by the Law applicable thereto), of amendments to the CDB Agreements (as defined below), in terms and conditions pursuant to those described in the Summary of Certain Terms of Loan Amendments, executed on August 11, 2017 between CBD and ISSUER ("CDB Terms and Conditions", "CDB Refinancing", respectively);

(ii)
delivery of a copy of notice, received by any mean, including electronic mail, through which the ISSUER is directly or indirectly informed by CDB or Sinosure, of the approval by Sinosure Insurance of CDB Refinancing;

(iii)	execution and formalization of the Sixth Amendment to CCB CAIXA, as well as delivery of a copy thereof to CREDITOR;

(iv)
the delivery of a signed copy of the Support Agreement, including all legal formalities towards its validity and effectiveness, having as parties the ISSUER and NII Luxembourg, as well as certain subsidiaries of NII Luxembourg ("Nextel Entities" and " Support Agreement"), in identical terms to the final draft of the Support Agreement agreed by and between the Parties, included in Annex B to the CCB;

(v)
confirmation of creation and complete constitution, as well as delivery of the original copies in compliance with all legal formalities therefor, of (i) Fiduciary Assignment of Receivables, Rights and Bank Accounts, in the terms of the Deed of Assignment of Receivables and Collateral Account, Rights and Bank Accounts entered into among ISSUER, CREDITOR, CAIXA ECONOMICA FEDERAL ("CAIXA"), CHINA DEVELOPMENT BANK ("CDB") and Planner Trustee Distribuidora de Títulos e Valores Mobiliários Ltda. ("Planner") ("Deed of Assignment of Receivables"); (ii) Assets and Equipment Assignment, under the Asset Fiduciary Assignment Agreement executed by and between the ISSUER, CREDITOR and CAIXA ("Fiduciary Assignment of Assets"); and (iii) Accounts Management, in accordance with the Bank Accounts Management Service Agreement executed by and between the ISSUER, CREDITOR, CAIXA, CDB and Planner ("Bank Account Management Agreement"); and

(vi)	nonexistence of default by the ISSUER within the scope of CCB and the Guarantee Agreements, except for those subject matter of express approval or waiver by CREDITOR.

1.1    Until January 19, 2018, ISSUER shall send a written notification to CREDITOR, in the form of the model that constitutes "Annex A" to this Sixth Amendment, by which it expressly acknowledges (i) the implementation of the Precedent Conditions; and (ii) the effective date of this Sixth Amendment on January 31, 2018, as well as the respective schedule of payments, pursuant to Annex I to the CCB, also attaching to said notification the necessary supporting documentation, as referred to in this Clause 1.1.

1.1.1
If the notification purpose of this Clause is sent without proper proof of the implementation of the Conditions Precedent, or even if the registrations required under this Clause have been concluded, CREDITOR may declare, within five (5) days counted from its receipt, that the requirements of this Clause have not been fulfilled by sending written notice to ISSUER. In case of failure to send any counter notification, the Condition Precedents shall be automatically implemented, regardless of any additional formality and, consequently, as of January 31, 2018, the conditions of CCB provided herein shall become effective.

1.2.     If, until January 19, 2018, there is no proof of full compliance with the Condition Precedents, upon delivery of the documentation referred to in this Clause One, this Sixth Amendment shall automatically be deemed ineffective and void between the Parties, with the Fifth Amendment remaining effective between the Parties, without the need for any additional notifications and/or formalities.

1.3. Notwithstanding the implementation of the Condition Precedents, CREDITOR, at its sole and CAIXA's discretion, may require the constitution and improvement of mortgage of up to two (2) of the properties that are owned by ISSUER on this date, provided, upon request of CREDITOR, they are still owned by ISSUER and are free and clear of any liens or encumbrances, through the execution of the Mortgage Deed(s), to be signed between ISSUER and CREDITOR.

CLAUSE TWO - The Parties agree to amend the Introduction to CCB frame, which shall be effective with the following wording:

“1. INTRODUCTION:

1.1. - ISSUER:
Company name: NEXTEL TELECOMUNICAÇÕES LTDA. (“ISSUER”)
CNPJ: 66.970.229/0001-67
Address: Av. das Nações Unidas, 14.171, 27º andar, Condomínio Rochavera Corporate Towers, Crystal Tower
City: São Paulo UF: SP CEP: 04.794-000
Branch: Large Corporate SP 3070 (SP)
Current Account: 5.567-0 (“Current Account”) BB Blocked Account: 300.003-6 (“BB Bocked Account”)
1.2. - CREDIT OPERATION DATA:
Value: Four hundred million Reais (BRL 400,000,000.00) (“Principal”)
Final Maturity Date: March 01, 2026
Payment Dates of Financial Charges: Financial Charges, calculated on business days, shall be monthly debited from the Current Account and payment is required on each Payment Date of Charges, every 31th of each month and, when not applicable in the 1st business day after the end of each month.

Number of copies of this Bank Credit Bill: One (1) negotiable and two (2) non-negotiable copies."

CLAUSE THREE - CREDIT - The Parties resolve to amend Clause 1 of the CCB, which shall become effective with the following wording:

"1.CREDIT - On the payment dates included in the schedule indicated in Annex I, pursuant to Clause 4 and 9, below, with the maturity of the last installment on March 01, 2026, we shall pay, in national currency, for this CCB , whose characteristics are described in the preamble, to BANCO DO BRASIL SA ("CREDITOR"), a financial institution with its head offices in the city of Brasília, Federal District, at SAUN Qd 5 lt B - Torre I - Ed.BB - 70.040-912, City of Brasília, Federal District, enrolled with the CNPJ under No. 00.000.000/0001-91, represented by its subsidiary, Large Corporate Branch SP 3070 (SP), located in the city of São Paulo, State of São Paulo, at Av. Paulista, 1,230, 27º andar, Bela Vista, enrolled with the CNPJ/MF under No. 00.000.000/1947-00, or to its order, in the place of payment indicated in the Local Payment Clause, corresponding to the value in item 1.2 of the preamble ("Principal"), plus the Financial Charges, any financial fines, monetary correction, interest and any other charges, including post-default, as provided for in this CCB."

CLAUSE FOUR - PURPOSE AND RELEASE OF THE CREDIT - The Parties resolve to amend Clause 3 of the CCB, which shall become effective with the following wording:

“3. PURPOSE AND RELEASE OF THE CREDIT - The amount of the Principal was fully deposited in our Current Account, indicated in item 1.1 - ISSUER, on October 31, 2012, upon delivery of this signed CCB to CREDITOR, observing the applicable deductions contained in this CCB, and the resources are exclusively used to reinforce the working capital of this ISSUER, which has been regularly verified."

CLAUSE FIVE - FINANCIAL CHARGES - The Parties resolve to amend Clause 4 of the CCB, which shall become effective with the following wording:

“4. FINANCIAL CHARGES - On the debit balances verified in the Current Account, as a result of the launch of the principal amount, as well as of the amounts derived from it, due to accessories, fees and expenses, shall incur Financial Charges equivalent to:

(a) during the Reduced Amortization Period, from 01/31/2018 to 12/31/2021, at one hundred and twenty seven percent (127%) per year of CDI, of one day, extra group, basis of 252 days, published daily by CETIP SA - Mercados Organizados; and

b) During the Regular Amortization Period, which shall start on 01/01/2022, at one hundred thirty-nine points and fifty-four hundredths percent (139.54%) of the CDI, of one day, extra group, basis of 252 business days, published daily by CETIP SA - Mercados Organizados, capitalized on a daily basis.

The referred Financial Charges, calculated by business days, shall be charged on a monthly basis to the Current Account and shall be fully paid on a monthly basis, on the corresponding Payment Date of the Charges, as defined in item 1.2 of the Preamble and Clause 9, below, in the monthly installments. For purposes of this CCB, the Parties agree to delete all references to "Loan Account".

For the purposes of demonstrating the amounts owed by ISSUER, the debits and credits corresponding to the accounting entries related to the transactions carried out in the Current Account, under the terms of this CCB, shall be observed.

4.1. For the purposes of this CCB, (a) "business days" are understood to be every day except Saturdays, Sundays and national bank holidays; and "CDI", the average rate of Interbank Deposits, over, extra group, published by CETIP S.A. - Mercados Organizados.

4.2. In the event of extinction, non-disclosure or impossibility, for any reason, of the use of the average daily CDI rates, during the period in which it is not possible to use the average daily CDI rates, a substitute rate shall be used based on the Selic Rate variation of the Central Bank of Brazil (Bacen), published by ANBIMA - Associação Nacional das Instituições dos Mercados Financeiros e de Capitais or another that may be defined in common agreement between CREDITOR and ISSUER."

CLAUSE SIX - ANTICIPATION OF SETTLEMENT/AMORTIZATION - The Parties agree to amend the wording of the caput of Clause 7 of the CCB, which shall become effective with the following wording:

“7. ANTICIPATION OF SETTLEMENT/AMORTIZATION - Without prejudice to the other provisions contained in this CCB, the right to settle in advance or to make partial voluntary repayments of the outstanding balance due to this CCB is assured, provided that CREDITOR is notified with up to three (3) business days in advance to the expected date for the prepayment to occur."

CLAUSE SEVEN - PAYMENT TERM - The Parties agree to amend Clause 9 of the CCB, as well as to include sub-clauses 9.1, 9.2, 9.2.1, 9.2.2 and 9.2.3, which shall read as follows:

"9. PAYMENT TERM - ISSUER undertakes to pay to CREDITOR the amounts related to this CCB, as follows:

a) Principal shall be paid in installments, with maturities and nominal values described in the payment schedule included in Annex I to this CCB, also observing the following: (i) the first Forty eight (48) months to count of January 31, 2018 shall be considered, for the purposes of this CCB, as the "Reduced Amortization Period"; (ii) the period of fifty (50) months subsequent to the Reduced

Amortization Period shall be considered, for the purposes of this CCB, as the "Regular Amortization Period";

b) the Financial Charges, due on the Payment Dates of the Charges, in accordance with Clause 4 of this CCB, obliging us to settle together with the last installment of the Principal, according to the schedule set in Annex I, all the pecuniary obligations resulting from this CCB.

9.1. Notwithstanding the foregoing, to determine the payment terms, the following instruments shall also be considered:

a)
The Bank Credit Bill No. 21.3150.777.0000001-97, issued by ISSUER on December 08, 2011, in favor of CAIXA, in the original amount of six hundred and forty million Reais (BRL 640,000,000.00) (as amended, the “CAIXA CCB");

b)
Credit Agreement dated April 20, 2012, without the contracting of "Sinosure Insurance", entered into by ISSUER and China Development Bank ("CDB" and, together with CAIXA, “Financial Creditors"), in the original amount of two hundred and fifty million US dollars (USD 250,000,000.00) (as amended, "CDB non Sinosure Agreement"); and

c)
The Credit Agreement dated April 20, 2012, with the contracting of "Sinosure Insurance", entered into by ISSUER and CDB, in the original amount of two hundred and fifty million Dollars (USD 250,000,000) (as amended, "CDB Sinosure Agreement", together with CCB CAIXA, and CDB non-Sinosure Agreement, "Financial Agreements" and each individually, "Financial Agreement") (CDB non Sinosure Agreement and CDB Sinosure Agreement, hereinafter "CDB Agreements").

9.2. Except in relation to the payment by bank commission bond and costs and/or the rate relating to the renegotiation of the CDB Agreements to conform them to the CDB Terms and Conditions, any extraordinary payment under any Financial Agreement, for any reason whatsoever, including as a consequence of alteration of periodicity, due dates or amounts due according to time schedules provided ("Extraordinary Payments to Financial Creditors"), shall oblige ISSUER to make a proportional extraordinary payment to CREDITOR within a maximum period of ten (10) business days ("CCB Extraordinary Payment"), from the date of the event of the respective Extraordinary Payment to any of the Financial Creditors.

9.2.1. Except in the case described in Clause 9.2.2 below, the amount of the CCB Extraordinary Payment shall be calculated by applying the Extraordinary Payment Percentage, on the Outstanding Balance of the CCB at the time, being, for the purpose of this CCB, "Percentage of Extraordinary Payment" the percentage of amortization of principal, payments of interest, commissions and/or any other amount performed under the Extraordinary Payment to Financial Creditors, calculated based on the amount of the Extraordinary Payment to the Financial Creditors, divided by the balance due and not paid on the date immediately prior to the Extraordinary Payment to the Financial Creditors made, with respect to the respective Financial Agreement. For the purposes of clarification, in the case of Extraordinary Payment to Financial Creditor performed in favor of more than one Financial Creditor, for the purposes of this CCB, the highest value paid under any Financial Agreement, without duplication of calculation, shall be considered.

9.2.2. In the event of any CCB Extraordinary Payment, all installments due to the Principal or Financial Charges, as the case may be, shall be automatically and proportionately reduced, with the remaining terms and conditions, including payments, established in the caput of this Clause 9, above. In the event that the CCB Extraordinary Payment occurs in relation to the Principal, the Parties shall amend the CCB in order to update the terms of Annex I, as the case may be, for legal purposes. If the CCB Extraordinary Payment refers to any additional remuneration to the Financial Creditors in comparison to the one provided for in the CDB Terms and Conditions, such Extraordinary Payment shall also be proportionally made to CREDITOR as an additional amount, without any change to the Outstanding Balance.

9.2.3. Notwithstanding the provisions of this Clause 9, if at any time any Financial Agreement has provisions that, at CREDITOR's sole discretion, are more beneficial to the holders or creditors of said instruments in comparison to the terms of this CCB or the Guarantee Agreements, then CREDITOR shall have the right to require an amendment to this CCB or to the Guarantee Agreements, as applicable, so that such more favorable provisions may be extended, mutatis mutandis, to CREDITOR, except with respect to the provisions currently in force provided for in the CDB Agreements and/or to be provided in the instruments and amendments in compliance with the CDB Terms and Conditions, including the granting by NII Luxembourg of a corporate guarantee, in substitution of the parent guarantee originally granted by NII Holdings, Inc. in favor the CDB, under the terms of CDB Terms and Conditions."

CLAUSE EIGHT - ACCELERATION - The Parties agree to amend Clause 10 of the CCB, which shall become effective with the following new wording:

"10.1 CREDITOR may consider that the obligations assumed in this CCB are fully due in advance and require the total amount of debt represented herein, by sending prior notice to ISSUER two (2) business days in advance with the debt statement ("Event of Acceleration"), when ISSUER is imputed to any of the following situations ("Events of Default"):

a)
default by ISSUER of any obligation of pecuniary nature assumed in this CCB and/or in the Guarantee Agreements that is not cured within one (1) business day term, counted from the original due date, unless expressly provided in this CCB and/or in the Guarantee Agreements, another term and/or other ways to cure such default;

b)
default by ISSUER of any non-pecuniary obligation set forth in this CCB and/or in the Guarantee Agreements that is not cured within thirty (30) days as of the notice sent by CREDITOR in relation to the fact, unless expressly provided for in this CCB and/or in the respective Guarantee Agreements other term and/or other ways to remedy such default, provided that the remedy period of thirty (30) days herein shall not apply to the Events of Default purpose of this Clause 10 that indicate specific cure term or form;

c)
noncompliance, misrepresentation, inaccuracy, incorrectness or material omission attributable to ISSUER, in any declaration, warranty, information provided in this CCB, Guarantee Agreements or in any material document executed, provided or delivered by ISSUER relating to this credit operation, provided that they are not cured within ten (10) business days;

d)
acceleration or default of any pecuniary obligation of ISSUER or any Brazilian Affiliate, excluding obligations exclusively between ISSUER and GUARANTOR, in unit or aggregate value, equal to or greater than twenty million Reais (BRL 20,000,000.00) and that is not cured within thirty (30) days, counted from the notification sent by CREDITOR, except in cases where such obligations are with their payment suspended due to an administrative or judicial decision or in which the Court has been guaranteed;

e)	acceleration of any other pecuniary obligation of ISSUER with CREDITOR, provided that it is not cured within terms established in the respective instruments;

f)
litigious collection against ISSUER in unit or aggregate value equal to or greater than ten million Reais (BRL 10,000,000.00), (i) that is not remedied within thirty (30) days after the written notice sent by CREDITOR; or (ii) that becomes a judicial proceeding and that the payment is not suspended by means of a judicial decision, or that the Court has not been guaranteed;

g)
(i) filing for self-bankruptcy by ISSUER and/or any Brazilian Affiliate; (ii) filing for bankruptcy of ISSUER and/or any Brazilian Affiliate made by a third party and not elided within the legal term; (iii) decree of bankruptcy or liquidation of ISSUER and/or any Brazilian Affiliate; (iv) filing for judicial or extrajudicial reorganization by ISSUER and/or any Brazilian Affiliate;

h)	liquidation, dissolution or extinction of the ISSUER;

i)
in the event that ISSUER or any of its Brazilian Affiliates is declared insolvent by judicial decision, or acknowledges publicly or before CREDITOR, its inability to meet its pecuniary obligations, or in the event that such impossibility is notorious, in both cases in the total amount exceeding ten million Reais (BRL 10,000,000.00);

j)
performance, by ISSUER, of a reduction of its capital stock, redemption, amortization, reimbursement, distribution of dividends, profits, interest on own capital, except for the hypothesis of distribution of profits and/or dividends provided that (1) the index of which paragraph "v" of this Clause is less than two point five (2.5), and (2) only during the Reduced Amortization Period, are always limited to a maximum of twenty five percent (25%) of the period;

k)
disposal, by ISSUER, in the individual or aggregate, of any of either good or assets, without the express prior written consent of CREDITOR, except in this case, (i) anticipation of income with credit card revenues, (ii) sale of overdue receivables (iii) sale of goods in the ordinary course of business, (iv) transfers of obsolete assets or low value added movable assets; (v) transfers in the context of exchange for similar assets of equal or greater value, under the terms of the Fiduciary Assignment of Assets, as such term is defined below; and (vi) sale of towers in the form of sale leaseback, in a single operation or in the set of several operations, in a higher value, in Reais, equivalent to seventy five million Dollars (USD 75,000,000.00), observing the Dollar conversion rate by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil, in this case, subject to the prior approval of CREDITOR, which must be manifested within the period of forty five (45) days counted from the formulation of such questioning by written notification, provided that the receipt of such notification by CREDITOR is proven, being certain that the non-manifestation by CREDITOR does not imply tacit approval;

l)
payment by ISSUER or any Brazilian Affiliate of any obligation, prior to the full discharge of all obligations of this CCB, to Related Parties, including in the event of bankruptcy, settlement or dissolution of ISSUER, except for any payments between ISSUER and GUARANTOR;

m)
if ISSUER's additional indebtedness, incurred with financial institutions after February 13, 2015, arising from the normal course of its business, exceeds, in Reais, the equivalent of fifty million Dollars (USD 50,000,000.00), observed the Dollar conversion rate by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil. This paragraph shall cease to be an Event of Acceleration of this CCB from the dates on which ISSUER shall comply with the financial indexes contained in item "v" of this Clause 10.1;

n)
granting and/or creation, by the ISSUER or any Brazilian Affiliate, of any charges or encumbrance or security interest, or personal securities, in favor of third parties (including its Affiliates and direct or indirect controlling company), except (i) those created under this CCB or prior to February 13, 2015, all identified in Exhibit 10.1 (n)(1); and/or (ii) by (a) granting of collateral or personal securities and/or guarantees attached to bank guarantee, in all events granted in favor of creditors of the ISSUER which are not financial institutions, in its ordinary course of business, limited to the global value, individual or added, of ten million Brazilian Reais (R$ 10,000,000.00); (b) grant of collateral as counter guarantee in insurance taking and insurance guarantee in general; (c) granting of collateral as counter guarantee in new bank guarantee for judicial guarantee or making of new court deposit limited, in the case of guarantees granted under this item (c) to the global value of three hundred and ten million Brazilian Reais (R$ 310,000,000.00), except granting of guarantees or making new court deposits concerning administrative or judicial procedures (1) addressing taxes levied on values concerning monthly signature without deductibles of minutes, hypothesis in which said guarantees or new deposits may be provided / carried out without global value limit; (2) in which the ISSUER appears as party plaintiff, and is questioning the validity of the collection of debits against the ISSUER hypothesis in which the guarantees or new deposits may be provided / carried out up to the total added value of the guarantees subject matter of the debits in dispute reaches an amount, not to exceed three hundred million Brazilian Reais (R$ 300,000,000.00), and with respect to the administrative and/or judicial procedures concerning the collection of the Business Concern Control Fee (“TFE”) shall be observed an additional limit in the amount of up to fifty million Brazilian Reais (R$ 50,000,000.00), without prejudice to the use of the general limit described in this item (c) for any case of guarantees and/or court deposits, should this limit be extrapolated; (d) granting of collateral or personal guarantee in sites or real estate lease agreements; (e) granting of collateral or personal guarantee in collocation agreements (i.e. agreements with other operators for installment of equipment in towers); (f) financings granted by the Brazilian National Agency for Telecommunications (“ANATEL”), including its renewals; (g) guarantee in favor of ANATEL; and (h) collaterals granted as counter guarantee for issue of new performance bonds in favor of ANATEL, in that case, subject to CREDITOR’s prior approval, which shall have to be pronounced within a forty-five (45)-day term from such questioning formulated upon written notice, provided that the receipt of such notice by CREDITOR is confirmed, and it is certain that the failure to pronounce by CREDITOR does not imply tacit approval; and/or (iii) the concession of credit card incomes for obtainment of new indebtedness, in compliance with the limits set forth in subitem m) of this Clause Twenty. The ISSUER hereby declares, for the purposes of this CCB, that Exhibit 10,1(n)(2) contains the totality of operations with collaterals;

o)	non-use of the resources for the purpose indicated in the "Purpose and Release of Credit" Clause above;

p)
execution of any guarantee given to any ISSUER’s creditor or of any Brazilian Affiliate in the amount equal to or greater than twenty million Reais (BRL 20,000,000.00) and provided that it is not remedied within ten (10) days, counted from the notification sent by CREDITOR, except in cases in which such execution is suspended due to an administrative or judicial decision;

q)	non-observance of the Minimum Average Value not remedied under the terms indicated in Clause 12.5 below;

r)	noncompliance with the obligations related to the Minimum Average Collection as established in the Deed of Assignment of Receivables, observing the respective remedy periods indicated therein;

s)
publication of a regulatory act whose effects have not been suspended within the legal time limits, when applicable, that (i) adversely affects ISSUER's ability to honor its obligations to CREDITOR; or (ii) impedes the activities of ISSUER or a significant part thereof or otherwise adversely impacts on the financial situation (in both cases, thus understood to be ten percent (10%) or more of ISSUER's annual turnover); or (iii) results in a final, unappealable fine, sanction or penalty that impacts on the financial situation of ISSUER and/or its Brazilian Affiliates in an amount equal to or greater than one hundred million Reais (BRL 100,000,000.00) in one single fiscal year;

t)
(i) adoption of policy by ISSUER that implies in discrimination of race or gender or moral or sexual harassment, (ii) proof by final judicial decision or final administrative decision sanctioned by competent authority or body, that ISSUER's activities generate damages to the environment, or (II) that ISSUER (a) uses labor in a situation analogous to the condition of slavery, as provided in Interministerial Ordinance No. 2 of May 12, 2011 (b) uses child labor in an unregulated way, (c) exploits prostitution or (d) carries out illegal activities, whether or not it appears in the Employers' Registry;

u)
transfer, forfeiture or suspension of the authorization obtained from ANATEL for the exploitation of fourth generation frequencies (4G/LTE technology), of third generation (3G technology) and GSM without prior consent of CREDITOR, which cannot be unjustifiably denied;

v)
if the index obtained by dividing the Net Debt by EBITDA, after proving Test 1 and Test 2, cumulatively, is greater than: 4.5x as of June 30, 2020 and 3.5x as of June 30, 2021, to be calculated pursuant to Clause 10.2, and provided that it is not remedied pursuant to said clause, as well as the use of the cure mechanisms purpose of Clause 10.2 for more than two consecutive times or not;

w)
if ISSUER does not keep the Minimum Balance on the Verification Dates, or uses the remedy mechanisms for recomposing the Minimum Balance referred to in Clause 18 below, for more than two consecutive times or not;

x)	non-compliance with the obligation of subordination provided for in Clause 17, caput, below, of this CCB;

y)	transfer or assignment to third parties, in whole or in part, of the rights and obligations arising from this CCB, in whole or in part, without prior and express consent of CREDITOR;

z)
failure to make the registration(s) in notary’s offices, provided for in this CCB, within the twenty (20)-day term, from the signature of this document, whether for act of will or even for any other legal or conventional hindrance;

aa)	lack of balance in any of the accounts held by ISSUER that meets the payment of commitments made through this CCB on the respective payment dates and not cured within one (1) business day;

ab)	failure to comply with any of the obligations established in Clause 12.4, below and/or the terms and conditions, including conditions of remedy, provided for in the Deed of Assignment of Receivables;

ac)
(i) amendment and/or termination of the Support Agreement, without the prior and express consent of CREDITOR; (ii) noncompliance with any obligation under the Support Agreement, not remedied within the respective remedy period or ten (10) business days, whichever is greater; or (iii) in the event ISSUER, for any reason, fails to demand compliance with the obligations of the Nextel Entities under the terms of the Support Agreement in two (2) business days counted from any noncompliance, without any obligation of CREDITOR to notify or otherwise advise ISSUER of such breach;

ad)	noncompliance with the CCB Extraordinary Payment obligations, as set forth in Clauses 9.2, 9.2.1 and 9.2.2, above; and

ae)
if: (i) ISSUER changes and/or in any way modifies the flow of receipt of its revenues currently directed to CREDITOR, whether they are deposited in blocked accounts or not, or (ii) the revenues currently directed to CREDITOR are, for any reason, transferred by the competent collection agents in a manner different from that provided for in the existing contractual collection arrangements, provided that the procedure agreed upon on this date is not reestablished and that any amount unduly redirected has not been fully refunded to CREDITOR receipt flow in up to three (3) business days.

10.2. For the purposes of Clause 10.1, item "v", the index obtained by dividing the Net Debt by EBITDA shall be calculated as follows: (i) semi-annually, based on unaudited balance sheets closed on June 30 of each year; (ii) annually, by the financial statements as of December 31 of each year, consolidated and audited by an independent auditing firm with reputation in the market.

10.2.1. ISSUER shall deliver to CREDITOR and Planner, as of June 30, 2020, a statement of compliance with the index, in accordance with Annex II, together with (i) unaudited semi-annual balance sheets closed on June 30, until August 15 of each year and (ii) the financial statements as of December 31, consolidated and audited, until May 5 of the following year.

10.2.2. For the purpose of calculating the financial ratios contained in this Clause, to be calculated in accordance with generally accepted accounting standards in Brazil, the following definitions and criteria shall be adopted:

a) "Net Debt" means the amount calculated on a consolidated basis, on the respective date of verification, determined in accordance with accounting principles generally accepted in Brazil, equal to (a) the sum of the liabilities to financial institutions, securities and bonds issued, and the net balance of derivative transactions (liabilities less assets of derivative transactions); less (b) of availabilities (cash, banks, short-term applications or short-term investments, own securities or securities of third parties, and public and private bonds of any nature) and (c) the effects of market mark derivative operations;

b) "EBITDA" means the operating profit of ISSUER, on a consolidated basis, relative to the period of said Test, annualized if permitted by the Test, together with depreciation and amortization expenses, all determined in accordance with accounting principles generally accepted in Brazil; and

(c) "Liabilities" means the principal amount of debt securities issued with financial institutions recorded in the consolidated balance sheet of ISSUER on the measurement dates, all determined in accordance with accounting principles generally accepted in Brazil.

10.2.3. Within the time limits set forth in Section 10.2 and 10.2.1 above, ISSUER shall perform the Tests for purposes of verifying compliance with the obligation set forth in Clause 10.2. Each Test shall consist of the analysis of ISSUER's EBITDA to verify compliance with the established index, also observing the terms of Clauses 10.2.4 and 10.2.5, below ("Tests"):

a)	"Test 1": test to be performed considering the EBITDA of the last twelve (12) consecutive months of said verification date; and

b)	"Test 2": test to be performed considering the annualized EBITDA of the last six (6) consecutive months of said verification date.

10.2.4. For the purposes hereof CCB and the obligations of ISSUER hereunder, Test 2 shall be performed exclusively in case Test 1 does not meet the indexes referred to in item "v" Clause 10.1, observing that said index shall be considered fulfilled in case Test 2 demonstrates said achievement, pursuant to Clause 10.2.5, below.

10.2.5. Exclusively in the event that both Tests attest to the noncompliance with the obligation established in item "v" of Clause 10.1, a violation of the terms hereof shall occur, in this case, in accordance with Clause 10.2.6 below.

10.2.6. If, during a given semester, the indexes are not met, as attested by both Tests, under the terms above, ISSUER may, at its discretion, use the following cure mechanisms: (i) effective entry of new resources, increasing the ISSUER´s cash availabilities, for the purposes of item (b) of the definition of Net Debt, and any inflow of funds through loan received from any Related Parties shall comply with the rule of subordination provided for in Clause 17, and/or (ii) partial prepayment of CREDITOR's indebtedness, in the form of Clause 7, above, in order to adjust the Net Debt, and/or (iii) other alternatives acceptable to CREDITOR, in the amount necessary to meet this obligation, within a period of thirty (30) days from the date of delivery of the declarations of compliance with this index.

10.3. Still, for the purposes of the provisions hereof, it is defined:

"Affiliate" of any Person means any Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled, or is under Common Control with that first Person. In addition, in the case of a Person who is an investment fund or whose Controlling Shareholder is an investment fund, it shall also be considered an "Affiliate": (i) the manager or quota holder or an Affiliate of the manager or quota holder of this investment fund (ii) another investment fund administered or managed by the manager or quota holder or an Affiliate of the manager or quota holder of such investment fund, and (iii) any Person who is, directly or indirectly, Controlled, or is under the Common Control of such investment fund, whether individually or jointly with another Affiliate, or any of the other Persons set forth above.

"Brazilian Affiliate" means, with relation to any Person, an Affiliate domiciled in Brazil;

"Control" (including its related meanings) means, in accordance with Article 116 of Law 6,404, dated 12.15.1976, (a) the power to elect a majority of the Board of Directors, or similar body, of the Controlled Person or, and (b) the direct or indirect ownership of rights conferring on the Controlling Person a majority of the votes in the general meeting of shareholders or a similar meeting, of the Controlled Person.

"Related Party" of any Specified Person shall have the meaning described in Deliberation 642 of October 07, 2010, issued by the Securities and Exchange Commission, and shall also include, to the extent that it is not repeated, (i) any Affiliate of that Person, (ii) any director, counselor, shareholder, Person, or any director, counselor, quota holder, shareholder, officer or administrator of such Person or an Affiliate of that Person (iii) any spouse, former spouse, ascendant, descendant, or collateral relative to the second degree of that Person or any director, counselor, quota holder, shareholder, officer or administrator of such Person or an Affiliate of that Person, and (iv) any Affiliate of the foregoing.

"Person" means any governmental entity or any natural person, firm, partnership, company, limited company, joint venture, association, investment fund, trustee, non-legal entity, or other entity, whether a legal entity or not ."

CLAUSE NINE - MANDATORY EARLY PAYMENT - The Parties agree to amend wording "b" and "d" of Clause 11, as well as to insert "e", which shall read as follows:

"b)
performance of any type of corporate restructuring, such as merger, incorporation or split, unless the split is partial and does not exceed 10% of our shareholders' equity, without the prior consent of CREDITOR, which shall not be denied without justification, except if within the economic group or because of the ongoing transaction with AINMT Holdings AB, as communicated in a press release dated June 06, 2017, issued by NII Holdings, Inc. ("AINMT Transaction");

(...)

d)    direct or indirect change of ISSUER's Control or of any Controlled Company, without the prior consent of CREDITOR and/or execution or assumption of obligation (conditional or otherwise) by ISSUER or its direct or indirect shareholders, to do so , except for the AINMT Transaction, except that, in this case, a copy of the following documents of AINMT Brazil Holdings BV, as applicable, must be sent to CREDITOR, within at least fifteen (15) days after the conclusion of AINMT Transaction, copy of the following documents of the company AINMT Brazil Holdings B.V., as applicable and existing, in accordance with the law applicable to said company: (i) Articles of Association or Bylaws together with the changes occurred in the last 5 years; (ii) Act of appointment/Election of the current Board of Directors or Minutes of the General Meeting of Election of the representatives, if applicable; (iii) Balance sheets - BP for the last 3 financial years, accompanied by: a) Income Statement for the year - DRE; b) Statement of Changes in Shareholders' Equity - DMPL; c) Explanatory Notes; d) Statement of Cash Flows (DFC), for companies with annual gross operating revenue equal to or greater than BRL 1 billion; (iv) Group Organization Chart; and (v) Shareholders' Agreement; and

e)    in the event of the sale of telecommunications towers and/or 'sale leaseback', during the Reduced Amortization Period, in an accumulated annual amount of more than twenty million Dollars (USD 20,000,000.00), observing the conversion rate of the Dollar by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil, twenty percent (20%) of the proceeds from said sale that exceed the amount of twenty million Dollars (USD 20,000,000.00) shall be allocated to amortization/anticipated settlement of Financial Agreements, however, noting the need to make Extraordinary Payments to Financial Creditors in a proportional (pro rata) manner, with the remaining resources being reinvested exclusively in ISSUER's business."

CLAUSE TEN - CONSTITUTION OF REAL GUARANTEE - The Parties agree to amend Clause 12, which shall become effective with the following new wording:

“12. CONSTITUTION OF REAL GUARANTEE - In order to ensure compliance with the obligations assumed in the CCB ("Guaranteed Obligations"), and in addition to the fiduciary assignment hereby constituted, pursuant to Clause 12.1 below, ISSUER has cumulatively provided the following guarantees: (i) Fiduciary Assignment of Receivables, Rights and Bank Accounts, pursuant to the Deed of Assignment of Receivables, Rights, and Bank Accounts, entered into between ISSUER, CREDITOR, CAIXA ECONOMICA FEDERAL ("CAIXA"), CHINA DEVELOPMENT BANK ("CDB") and Planner Trustee Distribuidora de Títulos e Valores Mobiliários Ltda. ("Planner") ("Deed of Assignment of Receivables"); (ii) Fiduciary Disposal of Assets and Equipment, pursuant to the Asset Fiduciary Assignment Agreement, entered into between ISSUER, CREDITOR, CAIXA and Planner ("Fiduciary Assignment of Assets"); (iii) Mortgages of Real Estate, in the terms of the Mortgage Deed of Real Estate, if CREDITOR and CAIXA exercise the option by their constitution ("Real Estate Mortgage"); and (iv) Management of Accounts, in accordance with the Bank Accounts Management Service Agreement, executed between ISSUER, CREDITOR, CAIXA, CDB and Planner ("Bank Account Management Agreement") and, together with the Deed of Assignment of Receivables, the Fiduciary Assignment of Assets, and the Real Estate Mortgage, the "Guarantee Agreements").

12.1. For the purposes of the fiduciary assignment already established, ISSUER fiduciary assigns and transfers to CREDITOR, irrevocably and irreversibly, by this act and in the best form of law, pursuant to paragraph 3 of article 66-B of Law No. 4,728/65, as amended by Law No. 10,931/04, articles 18 to 20 of Law No. 9,514/97, and Decree Law No. 911/69 and subsequent amendments, and as applicable of articles 1,361 an onwards of the Brazilian Civil Code (jointly, the “BB Granted Rights”), (a) the ownership, resolvable domain and direct and indirect ownership of all receivables, present and future, arising from the provision of telecommunications services performed by ISSUER to its customers, covering all revenue from amounts received in this respect, which are collected by CREDITOR ("BB Receivables"), under the terms of the Collection Agreement (as defined below), as well as (b) the resources deposited or held in the BB Blocked Account, and (c) the BB Blocked Account.

12.2. The amounts related to the part of the BB Receivables referred to in the caput are received by CREDITOR through the collection of non-compensable guides and automatic debit, in accordance with the Term of Adhesion to the General Clauses of the Single Service Agreement entered into between CREDITOR and ISSUER on 12/11/2014 ("Collection Agreement").

12.3. The amounts received daily under the Collection Agreement ("Collected Amounts"), representing a portion of the BB Receivables and any other credits, shall be credited to the BB Blocked Account, whose balance and amounts credited thereon daily are also hereby assigned by ISSUER to CREDITOR, integrating, for all purposes, the BB Assigned Rights, pursuant to the caput of this Clause. Likewise, under the terms of the Deed of Assignment of Receivables, the amounts from the Receivables Account (as defined in the Deed of Assignment of Receivables), corresponding to the percentage attributable to CREDITOR of the Receivables (as such term is defined in the Deed of Assignment of Receivables), which shall be deposited in the BB Blocked Account, shall integrate the definition of Collected Amounts and shall be computed for purposes of calculating the Minimum Average Value, as defined in Clause 12.5 below.

12.4. ISSUER undertakes, irrevocably and irreversibly, (i) not to take measures to directly receive any amount related to BB Receivables; (ii) not materially change the procedures and forms of collection of BB Receivables currently in force, and not to take any action, or fail to take any measure, when applicable, that is aimed at or has the effect of reducing the collection of BB Receivables by CREDITOR, until the full satisfaction of the obligations of ISSUER provided in the CCB; (iii) during the validity of the CCB, to maintain in force the Collection Agreement; and (iv) not to assign, transfer, sell, encumber, pledge, engage or record or in any way negotiate the BB Assigned Rights, without the prior and express consent of CREDITOR.

12.5. It is agreed that the average monthly amount of the Collected Amounts that shall be transferred to the BB Blocked Account in the three months immediately prior to the calculation by CREDITOR in each quarter ("Period"), to be held on March 31, June 30, September 30 and December 31 of each year shall comprise - and ISSUER undertakes to adopt all necessary measures to ensure that it occurs - the minimum amount equivalent to thirty million Reais (BRL 30,000,000.00) ("Minimum Average Amount") , calculated by the total amount of resources that shall be deposited in the BB Blocked Account during each Period, divided by three (3). If, in a given Period, the Minimum Average Amount is not verified by CREDITOR, CREDITOR and/or Planner (as instructed by CREDITOR) must notify ISSUER, stating that the Minimum Average Amount has not been achieved in the Period, from which the ISSUER may use, at its sole discretion, up to the next Minimum Average Value Assessment, at least, cumulatively or alternatively, of the following cure mechanisms: (i) deposit the lacking amount in the BB Blocked Account; (ii) deliver a bank guarantee to CREDITOR, issued by a financial institution with a credit risk acceptable to CREDITOR, on terms and conditions satisfactory to it, valid for a period of at least one hundred and twenty (120) days, the principal amount of which shall be equivalent to the difference between the Minimum Average Amount and the amount actually calculated; (iii) deliver to CREDITOR a stand-by letter of credit issued by an institution with a credit risk acceptable to CREDITOR, in terms and conditions satisfactory to it, valid for a period of at least one hundred and twenty (120) days, the principal amount of which shall be equivalent to the difference between the Minimum Average Amount and the amount actually calculated; and/or (iv) provide other guarantees acceptable to CREDITOR, in the amount equivalent to the difference between the Minimum Average Amount and the amount actually calculated. ISSUER may cure the Minimum Average Amount as many times as necessary. Solely in the event that ISSUER does not cure the Minimum Average Value, such event shall be characterized as an Event of Default, enabling the occurrence of an Event of Acceleration without any form or period of additional cure. Bank guarantee and/or standby letters of credit issued under the terms of this Clause shall have the power to cure only the default of the Minimum Average Amount referring to a single Period and it is not possible to use the same bank guarantee and/or letter of standby credit for remedy of default of more than one Period. In the event of a remedy in two subsequent periods and if the bank guarantee and/or standby credit letters for remedy of the second period are already in force, ISSUER is authorized to request CREDITOR to return to the financial institution issuing the original bank guarantee and/or standby credit letters issued for the cure of the first Verification Period. Notwithstanding the provisions of this Clause, CREDITOR is hereby authorized to withdraw, at the occurrence of Event of Aceleration or in case of a mandatory prepayment event, the available amount of the bank guarantee and/or standby credit letters that are issued to remedy the Minimum Average Amount in the most recent Period.

12.6. Without prejudice to the provisions of the Clause below, CREDITOR, from this act, legally identified as the legitimate owner, in a fiduciary character, of the BB Assigned Rights, whose condition shall last until the full compliance of all obligations assumed by ISSUER in the CCB, so that, in the event of its compliance by ISSUER, as certified by CREDITOR, the fiduciary property of CREDITOR shall be resolved, returning the BB Assigned Rights to the full ownership of ISSUER, except, however, that such BB Assigned Rights that remain, after full payment of this CCB, shall remain subject to the liens provided for in the Deed of Assignment of Receivables, in accordance with its terms, in favor of the Financial Creditors.

12.7. ISSUER hereby states that:

(i) it is authorized, pursuant to the law, to its articles of association and other corporate approvals obtained, to execute and comply with the provisions of this CCB;

(ii) the execution and fulfillment of the obligations of this CCB do not violate any provision of its articles of association, nor do they infringe or violate any legal provision and regulations to which they are subject;

(iii) BB Assigned Rights are free and clear of any liens, charges, judicial or extrajudicial cases of any nature, including fiscal, doubts, debts and/or liens of any nature, except for the fiduciary assignment established hereunder;

(iv) there is no impediment contained in covenants of which ISSUER is a party, which prevents the fiduciary assignment of the BB Assigned Rights; the execution of this CCB does not matter the noncompliance or early maturity of any other covenants of which ISSUER is a party; and

(v) it had prior, clearly and sufficiently knowledge of the attributions imposed on it, and which abrogates all terms of the CCB.

12.8. ISSUER shall be liable for any and all damages caused to CREDITOR arising from the falsehood or inaccuracy of the statements and warranties provided herein.

12.9. Upon the occurrence of an Event of Default in relation to the obligations assumed by ISSUER in the CCB, observing the respective cure periods, as applicable, all amounts related to the BB Assigned Rights shall be retained by CREDITOR in the BB Blocked Account and, in case of an Event of Declaration of Early Maturity of the debt or hypothesis of obligatory prepayment under the terms hereof, they may be used in the amortization of said obligations of ISSUER, until the full settlement of the Secured Obligations, under the terms hereof.

12.10. In case of the Event of Declaration of Early Maturity of the debt hereunder, CREDITOR may, regardless of any notification, promote the immediate use of the BB Assigned Rights to satisfy the Secured Bonds then expired and not settled, by judicial excuse or friendly sale of the BB Assigned Rights, as applicable, or, in the case of the Transferred Securities, simply apply them in the payment of the Secured Obligations, pursuant to the law and in accordance with the terms hereof, until the total performance of the Secured Obligations. In this sense, CREDITOR shall have the right to immediately exercise on the BB Assigned Rights all the powers granted to it by the legislation in force, under the terms of the CCB, and may dispose of, collect, receive, perform, sell, or grant, including in whole or in part, the BB Assigned Rights, under such terms and conditions, as CREDITOR deems appropriate, to grant discharge and sign any documents or terms, however special, necessary for the performance of the acts herein, irrespective of any communication and/or additional authorization from ISSUER. Any remaining value of the Secured Obligations shall be returned to ISSUER.

12.11. ISSUER hereby waives any legal or contractual right or privilege that may affect the free and integral feasibility and transfer of the BB Assigned Rights in the event of its termination, subject to the terms and conditions set forth herein.

12.12. Without prejudice to the provided herein, and for the purposes of article 1,362 of the Brazilian Civil Code, Law 9,514/97, as amended, and Law 4,728/65, as amended, the Guaranteed Obligations can be briefly described as follows:

(i)	Estimated principal debt amount: Four hundred million (BRL 400,000,000.00);

(ii)Term and payment terms: as set forth in Clause 9;

(iii)Financial Charges: as set forth in Clause 4;

(iv)Default Charges: default interest: CDI plus 1% per month, plus 1% per year; and

(v)Penalty clause: 2% on the amount due."

12.13. The Parties are aware and agree that ISSUER does not have a receivables individualization system capable of identifying customers, amounts and invoices that shall be effectively deposited in the BB Blocked Account and, likewise, unless otherwise expressly indicated in this CCB, assumes no obligation to carry out such individualization.

CLAUSE ELEVEN - SPECIAL OBLIGATIONS - The Parties agree to amend the wording of the former Clause 15 of the CCB, which is renumbered to Clause 17 in view of the amendments promoted by this Sixth Amendment, as well as to include sub-clause 17.1, which shall be in force with the following wording:

"17. SPECIAL OBLIGATIONS - ISSUER represents and warrants for all effects that any and all obligations assumed by ISSUER to any of its Related Parties are subordinated to the obligations set forth in this CCB. Likewise, ISSUER agrees that no amount shall be paid to its Related Parties prior to the full settlement of the obligations set forth in this CCB, including in the event of bankruptcy, settlement or dissolution of ISSUER, except for any payments made between ISSUER and GUARANTOR.

17.1. In order to prove compliance with the obligations under the Support Agreement by the Parent Company, ISSUER undertakes to submit to CREDITOR, within fifteen (15) business days of the respective event, documents evidencing increases in capital or advances for a future capital increase, irrevocably and irreversibly, as the case may be, for ISSUER's "Shareholders' Equity" account, and at the end of the Reduced Amortization Period, ISSUER shall have proved to CREDITOR the performance of the contributions of which this Clause and the Support Agreement deal of amounts in a minimum amount, in Reais, equivalent to two hundred and seventy million dollars (USD 270,000,000.00), including contributions already made between August 2017 and January 31, 2018, of which two hundred and seventy million Dollars (USD 270,000,000.00) shall include the taxes applicable to the internalization of such resources in Brazil, but shall be settled of any fees or commissions paid for such internalization."

CLAUSE TWELVE - MINIMUM BALANCE - The Parties agree to amend the wording of former Clause 16 of the CCB, which is renumbered to Clause 18 because of the amendments promoted by this Sixth Amendment, as well as to include sub clause 18.1, which shall be in force with the following wording:

"18. MINIMUM BALANCE - ISSUER shall keep cash on the last business day of each month, immediately available resources or financial investments with daily liquidity in the minimum value,

in Reais, equivalent to twenty million dollars (USD 20,000,000.00), observing the conversion rate of the Dollar by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil ("Minimum Balance"), and shall prove to CREDITOR, through bank statements of the current accounts of ISSUER. In order to comply with this obligation, ISSUER shall deliver to Planner and CREDITOR, within five (5) business days after the closing of each month, the bank statements necessary to prove the Minimum Balance ("Verification Date").

18.1. If the Minimum Balance is not observed, ISSUER shall have a cure period of three (3) business days counted from the end of each Verification Date. ISSUER may cure the default by demonstrating the deposit of the outstanding amount in an account held with any financial institution other than CREDITOR or CAIXA and provided that it is not an account fiduciary assigned to CDB, equivalent to the difference between the Minimum Balance required for said month and the amount actually calculated. ISSUER may not use the Minimum Balance remedy mechanism for more than two (2) times during the term hereof."

CLAUSE THIRTEEN - ASSIGNMENT - The Parties agree to amend the wording of the former Clause 17 of the CCB, which is renumbered to Clause 19 due to the changes promoted by this Sixth Amendment, which shall become effective with the following wording:

“19. ASSIGNMENT - This CCB may be subject to assignment and endorsement by CREDITOR, upon prior notice of ten (10) business days prior to ISSUER, under the terms of civil and commercial legislation, and there is no need for the assignee/endorser to be a financial institution or entity treated as such. While a Default Event does not occur, the assignment referred to in this Clause shall not apply to ISSUER's competitor and/or entity belonging to a group that directly or indirectly operates the telecommunication tower rental activity."

CLAUSE FOURTEEN - FORMALIZATION - CREDITOR, ISSUER and GUARANTOR expressly agree to the terms of this Sixth Amendment, which consolidated the entire terms of the CCB.

CLAUSE FIFTEEN - REGISTRATION - ISSUER shall file with the Registry of Securities and Documents of the County of São Paulo, Capital, the Sixth Amendment, and shall deliver to CREDITOR a copy signed and registered within a period of twenty (20) days, counted from this date. Expenses relating to such registration shall be borne by ISSUER, who, from now on, authorizes the debit in its deposit account No. 5567-0, maintained at CREDITOR's branch 3070-8.

CLAUSE SIXTEEN - AMENDMENT AND CONSOLIDATION. CREDITOR, ISSUER and GUARANTOR, declaring that there is no intention to make a decision, resolve to amend the CCB as well as to consolidate all its terms, clauses and conditions, including with respect to the real and personal guarantees constituted in the CCB and in the First Amendment, that is integrated to it, forming a single and indivisible whole for all legal purposes, automatically renumbering the clauses and changing the mutual references between clauses, paragraphs and items in the form below.

São Paulo (SP), October 31, 2017.

CREDITOR
BANCO DO BRASIL S.A.
Large Corporate Branch 3070 (SP)

Signature_________________________________________Initials________

Signature_________________________________________Initials________

ISSUER:
NEXTEL TELECOMUNICAÇÕES LTDA
CNPJ/MF: 66.970.229/0001-67

__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.	__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.

GUARANTOR:
NEXTEL PARTICIPAÇÕES LTDA
CNPJ/MF: 00.169.369/0001-22

__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.	__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.

Consolidation of the Bank Credit Bill No. 307,001,181

1. INTRODUCTION:

1.1. - ISSUER:
Company name: NEXTEL TELECOMUNICAÇÕES LTDA. (“ISSUER”)
CNPJ: 66.970.229/0001-67
Address: Av. das Nações Unidas, 14.171, 27º andar, Condomínio Rochavera Corporate Towers, Crystal Tower
City: São Paulo UF: SP CEP: 04.794-000
Branch: Large Corporate SP 3070 (SP)
Current Account: 5.567-0 (“Current Account”)
1.2. - CREDIT OPERATION DATA:
Value: Four hundred million Reais (BRL 400,000,000.00) (“Principal”)
Final Maturity Date: March 01, 2026
Payment Dates of Financial Charges: Financial Charges, calculated on business days, shall be monthly debited from the Current Account and payment is required on each Payment Date of Charges, every 31th of each month and, when not applicable in the 1st business day after the end of each month.

Number of copies of this Bank Credit Bill: One (1) negotiable and two (2) non-negotiable copies."

Clauses and Conditions

"1.CREDIT - On the payment dates included in the schedule indicated in Annex I, pursuant to Clause 4 and 9, below, with the maturity of the last installment on March 01, 2026, we shall pay, in national currency, for this CCB , whose characteristics are described in the preamble, to BANCO DO BRASIL SA ("CREDITOR"), a financial institution with its head offices in the city of Brasília, Federal District, at SAUN Qd 5 lt B - Torre I - Ed.BB - 70.040-912, City of Brasília, Federal District, enrolled with the CNPJ under No. 00.000.000/0001-91, represented by its subsidiary, Large Corporate Branch SP 3070 (SP), located in the city of São Paulo, State of São Paulo, at Av. Paulista, 1,230, 27º andar, Bela Vista, enrolled with the CNPJ/MF under No. 00.000.000/1947-00, or to its order, in the place of payment indicated in the Local Payment Clause, corresponding to the value in item 1.2 of the preamble ("Principal"), plus the Financial Charges, any financial fines, monetary correction, interest and any other charges, including post-default, as provided for in this CCB."

2. APPLICABLE LEGISLATION - This CCB is issued pursuant to Law 10,931, dated August 02, 2004.

3.    PURPOSE AND RELEASE OF THE CREDIT - The amount of the Principal was fully deposited in our Current Account, indicated in item 1.1 - ISSUER, on October 31, 2012, upon delivery of this signed CCB to CREDITOR, observing the applicable deductions contained in this CCB, and the resources are exclusively used to reinforce the working capital of this ISSUER, which has been regularly verified.

4.    FINANCIAL CHARGES - On the debit balances verified in the Current Account, as a result of the launch of the principal amount, as well as of the amounts derived from it, due to accessories, fees and expenses, will incur Financial Charges equivalent to:

(a) during the Reduced Amortization Period, from 01/31/2018 to 12/21/2021, at one hundred and twenty seven percent (127%) per year of CDI, of one day, extra group, basis of 252 days, published daily by CETIP SA - Mercados Organizados; and

b) During the Regular Amortization Period, which shall start on 01/01/2022, at one hundred thirty-nine points and fifty-four hundredths percent (139.54%) of the CDI, of one day, extra group, basis of 252 business days, published daily by CETIP SA - Mercados Organizados, capitalized on a daily basis.

The referred Financial Charges, calculated by business days, shall be charged on a monthly basis to the Current Account and shall be fully paid on a monthly basis, on the corresponding Payment Date of the Charges, as defined in item 1.2 of the Preamble and Clause 9, below, in the monthly installments. For purposes of this CCB, the Parties agree to delete all references to "Loan Account". For the purposes of demonstrating the amounts owed by ISSUER, the debits and credits corresponding to the accounting entries related to the transactions carried out in the Current Account, under the terms of this CCB, will be observed.

4.1. For the purposes of this CCB, (a) "business days" are understood to be every day except Saturdays, Sundays and national bank holidays; and "CDI", the average rate of Interbank Deposits, over, extra group, published by CETIP S.A. - Mercados Organizados.

4.2. In the event of extinction, non-disclosure or impossibility, for any reason, of the use of the average daily CDI rates, during the period in which it is not possible to use the average daily CDI rates, a substitute rate will be used based on the Selic Rate variation of the Central Bank of Brazil (Bacen), published by ANBIMA - Associação Nacional das Instituições dos Mercados Financeiro e de Capitais or another that may be defined in common agreement between CREDITOR and ISSUER.

5. DEFAULT CHARGES - In case of default of any payment obligations assumed by us in this CCB, due to its normal or anticipated maturity, we shall pay to CREDITOR, in lieu of the interest provided for in the Financial Charges clause, default charges equivalent to CDI, plus an effective surcharge of one percent (1%) per month. These financial charges shall be calculated daily on a business day, based on 252 business days of the year, to be capitalized, monthly, debited to the Current Account to integrate, for all legal purposes, the said debit balances, and fully required payment on maturity, early amortization and debt settlement.

5.1. In addition to the charges set forth in the caput of this clause, in case of default, we shall pay to CREDITOR interest at the effective rate of one percent (1%) per year and a fine of two percent (2%) of the amount due.

6. IOF - We are required to pay Tax on Foreign Exchange, Insurance and Securities Transactions (IOF), in accordance with the legislation in force, and we hereby authorize CREDITOR to perform the debit in our Current Account, declaring us aware that the corresponding amount shall be informed by debit warning and/or notice in the current account statement.

7.    ANTICIPATION SETTLEMENT/AMORTIZATION - Without prejudice to the other provisions contained in this CCB, the right to settle in advance or to make partial voluntary repayments of the outstanding balance due to this CCB is assured, provided that CREDITOR is notified with up to three (3) business days in advance in the expected date for the prepayment to occur.

7.1. In the hypothesis of Caput, we shall pay to CREDITOR a rate equivalent (i) to zero point fifty percent (0.50%) on the amount settled/amortized in advance, due on the amortization/settlement date, if such amortization/settlement occurs during the course of the first (1st) year of term of this CCB; (ii) zero point thirty percent (0.30%) if it occurs during the second (2nd) year of its term and

(iii) zero point ten percent (0.10%) if it occurs during the third (3rd) year of its term. If settlement/amortization occurs after the end of the third (3rd) year, no additional value or fee shall be due.

7.2. For the purposes of calculating the total amount of debt to be settled in advance, the Financial Charges provided for in this CCB shall be calculated in accordance with Clause 4 above, pro rata temporis from the date of issue (excluding) to the date of the early settlement (including). In the event of early partial amortization, the amount paid shall be used to deduct the principal installments and charges whose maturities are closer.

8. FLAT COMMISSION - In addition to the financial charges agreed upon, we shall pay to CREDITOR, on account of the advice on structuring and raising funds, a structuring fee of zero point ten percent (0.10%), calculated on the principal and required value on the date of its full release and whose incident retained taxes shall be the responsibility of this ISSUER. We authorize CREDITOR to debit in our Current Account, upon notice, the amount due for such title.

9. PAYMENT TERM - ISSUER undertakes to pay to CREDITOR the amounts related to this CCB, as follows:

a) Principal shall be paid in installments, with maturities and nominal values described in the payment schedule included in Annex I to this CCB, also observing the following: (i) the first Forty eight (48) months to count of January 31, 2018 shall be considered, for the purposes of this CCB, as the "Reduced Amortization Period"; (ii) the period of fifty (50) months subsequent to the Reduced Amortization Period shall be considered, for the purposes of this CCB, as the "Regular Amortization Period";

b) the Financial Charges, due on the Payment Dates of the Charges, in accordance with Clause 4 of this CCB, obliging us to settle together with the last installment of the Principal, according to the schedule set in Annex I, all the pecuniary obligations resulting from this CCB.

9.1. Notwithstanding the foregoing, to determine the payment terms, the following instruments shall also be considered:

(a)
The Bank Credit Bill No. 21.3150.777.0000001-97, issued by ISSUER on December 08, 2011, in favor of CAIXA, in the original amount of six hundred and forty million Reais (BRL 640,000,000.00) (as amended, the “CAIXA CCB");

(b)
Credit Agreement dated April 20, 2012, without the contracting of "Sinosure Insurance", entered into by ISSUER and China Development Bank ("CDB" and, together with CAIXA, “Financial Creditors"), in the original amount of two hundred and fifty million US dollars (USD 250,000,000.00) (as amended, "CDB non Sinosure Agreement"); and

(c)
The Credit Agreement dated April 20, 2012, with the contracting of "Sinosure Insurance", entered into by ISSUER and CDB, in the original amount of two hundred and fifty million Dollars (USD 250,000,000) (as amended, "CDB Sinosure Agreement", together with CCB CAIXA, and CDB non-Sinosure Agreement, "Financial Agreements" and each individually, "Financial Agreement") (CDB non Sinosure Agreement and CDB Sinosure Agreement, hereinafter "CDB Agreements").

9.2. Except in relation to the payment by bank commission bond and costs and/or the rate relating to the renegotiation of the CDB Agreements to conform them to the CDB Terms and Conditions, any extraordinary payment under any Financial Agreement, for any reason whatsoever, including as a consequence of alteration of periodicity, due dates or amounts due according to time schedules provided ("Extraordinary Payments to Financial Creditors"), shall oblige ISSUER to make a proportional extraordinary payment to CREDITOR within a maximum period of ten (10) business days ("CCB Extraordinary Payment"), from the date of the event of the respective Extraordinary Payment to any of the Financial Creditors.

9.2.1. Except in the case described in Clause 9.2.2 below, the amount of the CCB Extraordinary Payment shall be calculated by applying the Extraordinary Payment Percentage, on the Outstanding Balance of the CCB at the time, being, for the purpose of this CCB, "Percentage of Extraordinary Payment" the percentage of amortization of principal, payments of interest, commissions and/or any other amount performed under the Extraordinary Payment to Financial Creditors, calculated based on the amount of the Extraordinary Payment to the Financial Creditors, divided by the balance due and not paid on the date immediately prior to the Extraordinary Payment to the Financial Creditors made, with respect to the respective Financial Agreement. For the purposes of clarification, in the case of Extraordinary Payment to Financial Creditor performed in favor of more than one Financial Creditor, for the purposes of this CCB, the highest value paid under any Financial Agreement, without duplication of calculation, shall be considered.

9.2.2. In the event of any CCB Extraordinary Payment, all installments due to the Principal or Financial Charges, as the case may be, shall be automatically and proportionately reduced, with the remaining terms and conditions, including payments, established in the caput of this Clause 9, above. In the event that the CCB Extraordinary Payment occurs in relation to the Principal, the Parties shall amend the CCB in order to update the terms of Annex I, as the case may be, for legal purposes. If the CCB Extraordinary Payment refers to any additional remuneration to the Financial Creditors in comparison to the one provided for in the CDB Terms and Conditions, such Extraordinary Payment shall also be proportionally made to CREDITOR as an additional amount, without any change to the Outstanding Balance.

9.2.3. Notwithstanding the provisions of this Clause 9, if at any time any Financial Agreement has provisions that, at CREDITOR's sole discretion, are more beneficial to the holders or creditors of said instruments in comparison to the terms of this CCB or the Guarantee Agreements, then CREDITOR shall have the right to require an amendment to this CCB or to the Guarantee Agreements, as applicable, so that such more favorable provisions may be extended, mutatis mutandis, to CREDITOR, except with respect to the provisions currently in force provided for in the CDB Agreements and/or to be provided in the instruments and amendments in compliance with the CDB Terms and Conditions, including the granting by NII Luxembourg of a corporate guarantee, in substitution of the parent guarantee originally granted by NII Holdings, Inc. in favor the CDB, under the terms of CDB Terms and Conditions.

10. ACCELERATION AND OTHER PROVISIONS

10.1 CREDITOR may consider that the obligations assumed in this CCB are fully due in advance and require the total amount of debt represented herein, by sending prior notice to ISSUER two (2) business days in advance with the debt statement ("Event of Acceleration"), when ISSUER is imputed to any of the following situations ("Events of Default"):

a)	default by ISSUER of any obligation of pecuniary nature assumed in this CCB and/or in the Guarantee Agreements that is not cured within one (1) business day term, counted from the original due date, unless expressly provided in this CCB and/or in the Guarantee Agreements, another term and/or other ways to cure such default;

b)
default by ISSUER of any non-pecuniary obligation set forth in this CCB and/or in the Guarantee Agreements that is not cured within thirty (30) days as of the notice sent by CREDITOR in relation to the fact, unless expressly provided for in this CCB and/or in the respective Guarantee Agreements other term and/or other ways to remedy such default, provided that the remedy period of thirty (30) days herein shall not apply to the Events of Default purpose of this Clause 10 that indicate specific cure term or form;

c)
noncompliance, misrepresentation, inaccuracy, incorrectness or material omission attributable to ISSUER, in any declaration, warranty, information provided in this CCB, Guarantee Agreements or in any material document executed, provided or delivered by ISSUER relating to this credit operation, provided that they are not cured within ten (10) business days;

d)
acceleration or default of any pecuniary obligation of ISSUER or any Brazilian Affiliate, excluding obligations exclusively between ISSUER and GUARANTOR, in unit or aggregate value, equal to or greater than twenty million Reais (BRL 20,000,000.00) and that is not cured within thirty (30) days, counted from the notification sent by CREDITOR, except in cases where such obligations are with their payment suspended due to an administrative or judicial decision or in which the Court has been guaranteed;

e)	acceleration of any other pecuniary obligation of ISSUER with CREDITOR, provided that it is not cured within terms established in the respective instruments;

f)
litigious collection against ISSUER in unit or aggregate value equal to or greater than ten million Reais (BRL 10,000,000.00), (i) that is not remedied within thirty (30) days after the written notice sent by CREDITOR; or (ii) that becomes a judicial proceeding and that the payment is not suspended by means of a judicial decision, or that the Court has not been guaranteed;

g)	(i) filing for self-bankruptcy by ISSUER and/or any Brazilian Affiliate; (ii) filing for bankruptcy of ISSUER and/or any Brazilian Affiliate made by a third party and not elided within the legal term; (iii) decree of bankruptcy or liquidation of ISSUER and/or any Brazilian Affiliate; (iv) filing for judicial or extrajudicial reorganization by ISSUER and/or any Brazilian Affiliate;

h)	liquidation, dissolution or extinction of the ISSUER;

i)
in the event that ISSUER or any of its Brazilian Affiliates is declared insolvent by judicial decision, or acknowledges publicly or before CREDITOR, its inability to meet its pecuniary obligations, or in the event that such impossibility is notorious, in both cases in the total amount exceeding ten million Reais (BRL 10,000,000.00);

j)
performance, by ISSUER, of a reduction of its capital stock, redemption, amortization, reimbursement, distribution of dividends, profits, interest on own capital, except for the hypothesis of distribution of profits and/or dividends provided that (1) the index of which paragraph "v" of this Clause is less than two point five (2.5), and (2) only during the Reduced Amortization Period, are always limited to a maximum of twenty five percent (25%) of the period;

k)
disposal, by ISSUER, in the individual or aggregate, of any of either good or assets, without the express prior written consent of CREDITOR, except in this case, (i) anticipation of income with credit card revenues, (ii) sale of overdue receivables (iii) sale of goods in the ordinary course of business, (iv) transfers of obsolete assets or low value added movable assets; (v) transfers in the context of exchange for similar assets of equal or greater value, under the terms of the Fiduciary Assignment of Assets, as such term is defined below; and (vi) sale of towers in the form of sale leaseback, in a single operation or in the set of several operations, in a higher value, in Reais, equivalent to seventy five million Dollars (USD 75,000,000.00), observing the Dollar conversion rate by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil, in this case, subject to the prior approval of CREDITOR, which must be manifested within the period of forty five (45) days counted from the formulation of such questioning by written notification, provided that the receipt of such notification by CREDITOR is proven, being certain that the non-manifestation by CREDITOR does not imply tacit approval;

l)
payment by ISSUER or any Brazilian Affiliate of any obligation, prior to the full discharge of all obligations of this CCB, to Related Parties, including in the event of bankruptcy, settlement or dissolution of ISSUER, except for any payments between ISSUER and GUARANTOR;

m)
if ISSUER's additional indebtedness, incurred with financial institutions after February 13, 2015, arising from the normal course of its business, exceeds, in Reais, the equivalent of fifty million Dollars (USD 50,000,000.00), observed the Dollar conversion rate by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil. This paragraph shall cease to be an Event of Acceleration of this CCB from the dates on which ISSUER shall comply with the financial indexes contained in item "v" of this Clause 10.1;

n)
granting and/or creation, by the ISSUER or any Brazilian Affiliate, of any charges or encumbrance or security interest, or personal securities, in favor of third parties (including its Affiliates and direct or indirect controlling company), except (i) those created under this CCB or prior to February 13, 2015, all identified in Exhibit 10.1 (n)(1); and/or (ii) by (a) granting of collateral or personal securities and/or guarantees attached to bank guarantee, in all events granted in favor of creditors of the ISSUER which are not financial institutions, in its ordinary course of business, limited to the global value, individual or added, of ten million Brazilian Reais (R$ 10,000,000.00); (b) grant of collateral as counter guarantee in insurance taking and insurance guarantee in general; (c) granting of collateral as counter guarantee in new bank guarantee for judicial guarantee or making of new court deposit limited, in the case of guarantees granted under this item (c) to the global value of three hundred and ten million Brazilian Reais (R$ 310,000,000.00), except granting of guarantees or making new court deposits concerning administrative or judicial procedures (1) addressing taxes levied on values concerning monthly signature without deductibles of minutes, hypothesis in which said guarantees or new deposits may be provided / carried out without global value limit; (2) in which the ISSUER appears as party plaintiff, and is questioning the validity of the collection of debits against the ISSUER hypothesis in which the guarantees or new deposits may be provided / carried out up to the total added value of the guarantees subject matter of the debits in dispute reaches an amount, not to exceed three hundred million Brazilian Reais (R$ 300,000,000.00), and with respect to the administrative and/or judicial procedures concerning the collection of the Business Concern Control Fee (“TFE”) shall be observed an additional limit in the amount of up to fifty million Brazilian Reais (R$ 50,000,000.00), without prejudice to the use of the general limit described in this item (c)

for any case of guarantees and/or court deposits, should this limit be extrapolated; (d) granting of collateral or personal guarantee in sites or real estate lease agreements; (e) granting of collateral or personal guarantee in collocation agreements (i.e. agreements with other operators for installment of equipment in towers); (f) financings granted by the Brazilian National Agency for Telecommunications (“ANATEL”), including its renewals; (g) guarantee in favor of ANATEL; and (h) collaterals granted as counter guarantee for issue of new performance bonds in favor of ANATEL, in that case, subject to CREDITOR’s prior approval, which shall have to be pronounced within a forty-five (45)-day term from such questioning formulated upon written notice, provided that the receipt of such notice by CREDITOR is confirmed, and it is certain that the failure to pronounce by CREDITOR does not imply tacit approval; and/or (iii) the concession of credit card incomes for obtainment of new indebtedness, in compliance with the limits set forth in subitem m) of this Clause Twenty. The ISSUER hereby declares, for the purposes of this CCB, that Exhibit 10,1(n)(2) contains the totality of operations with collaterals;

o)	non-use of the resources for the purpose indicated in the "Purpose and Release of Credit" Clause above;

p)
execution of any guarantee given to any ISSUER’s creditor or of any Brazilian Affiliate in the amount equal to or greater than twenty million Reais (BRL 20,000,000.00) and provided that it is not remedied within ten (10) days, counted from the notification sent by CREDITOR, except in cases in which such execution is suspended due to an administrative or judicial decision;

q)	non-observance of the Minimum Average Value not remedied under the terms indicated in Clause 12.5 below;

r)	noncompliance with the obligations related to the Minimum Average Collection as established in the Deed of Assignment of Receivables, observing the respective remedy periods indicated therein;

s)
publication of a regulatory act whose effects have not been suspended within the legal time limits, when applicable, that (i) adversely affects ISSUER's ability to honor its obligations to CREDITOR; or (ii) impedes the activities of ISSUER or a significant part thereof or otherwise adversely impacts on the financial situation (in both cases, thus understood to be ten percent (10%) or more of ISSUER's annual turnover); or (iii) results in a final, unappealable fine, sanction or penalty that impacts on the financial situation of ISSUER and/or its Brazilian Affiliates in an amount equal to or greater than one hundred million Reais (BRL 100,000,000.00) in one single fiscal year;

t)
(i) adoption of policy by ISSUER that implies in discrimination of race or gender or moral or sexual harassment, (ii) proof by final judicial decision or final administrative decision sanctioned by competent authority or body, that ISSUER's activities generate damages to the environment, or (II) that ISSUER (a) uses labor in a situation analogous to the condition of slavery, as provided in Interministerial Ordinance No. 2 of May 12, 2011 (b) uses child labor in an unregulated way, (c) exploits prostitution or (d) carries out illegal activities, whether or not it appears in the Employers' Registry;

u)
transfer, forfeiture or suspension of the authorization obtained from ANATEL for the exploitation of fourth generation frequencies (4G/LTE technology), of third generation (3G technology) and GSM without prior consent of CREDITOR, which cannot be unjustifiably denied;

v)
if the index obtained by dividing the Net Debt by EBITDA, after proving Test 1 and Test 2, cumulatively, is greater than: 4.5x as of June 30, 2020 and 3.5x as of June 30, 2021, to be calculated pursuant to Clause 10.2, and provided that it is not remedied pursuant to said clause, as well as the use of the cure mechanisms purpose of Clause 10.2 for more than two consecutive times or not;

w)
if ISSUER does not keep the Minimum Balance on the Verification Dates, or uses the remedy mechanisms for recomposing the Minimum Balance referred to in Clause 18 below, for more than two consecutive times or not;

x)	non-compliance with the obligation of subordination provided for in Clause 17, caput, below, of this CCB;

y)	transfer or assignment to third parties, in whole or in part, of the rights and obligations arising from this CCB, in whole or in part, without prior and express consent of CREDITOR;

z)
failure to make the registration(s) in notary’s offices, provided for in this CCB, within the twenty (20)-day term, from the signature of this document, whether for act of will or even for any other legal or conventional hindrance;

aa)	lack of balance in any of the accounts held by ISSUER that meets the payment of commitments made through this CCB on the respective payment dates and not cured within one (1) business day;

ab)	failure to comply with any of the obligations established in Clause 12.4, below and/or the terms and conditions, including conditions of remedy, provided for in the Deed of Assignment of Receivables;

ac)
(i) amendment and/or termination of the Support Agreement, without the prior and express consent of CREDITOR; (ii) noncompliance with any obligation under the Support Agreement, not remedied within the respective remedy period or ten (10) business days, whichever is greater; or (iii) in the event ISSUER, for any reason, fails to demand compliance with the obligations of the Nextel Entities under the terms of the Support Agreement in two (2) business days counted from any noncompliance, without any obligation of CREDITOR to notify or otherwise advise ISSUER of such breach;

ad)	noncompliance with the CCB Extraordinary Payment obligations, as set forth in Clauses 9.2, 9.2.1 and 9.2.2, above; and

ae)
if: (i) ISSUER changes and/or in any way modifies the flow of receipt of its revenues currently directed to CREDITOR, whether they are deposited in blocked accounts or not, or (ii) the revenues currently directed to CREDITOR are, for any reason, transferred by the competent collection agents in a manner different from that provided for in the existing contractual collection arrangements, provided that the procedure agreed upon on this date is not reestablished and that any amount unduly redirected has not been fully refunded to CREDITOR receipt flow in up to three (3) business days.

10.2. For the purposes of Clause 10.1, item "v", the index obtained by dividing the Net Debt by EBITDA shall be calculated as follows: (i) semi-annually, based on unaudited balance sheets closed on June 30 of each year; (ii) annually, by the financial statements as of December 31 of each year, consolidated and audited by an independent auditing firm with reputation in the market.

10.2.1. ISSUER shall deliver to CREDITOR and Planner, as of June 30, 2020, a statement of compliance with the index, in accordance with Annex II, together with (i) unaudited semi-annual balance sheets closed on June 30, until August 15 of each year and (ii) the financial statements as of December 31, consolidated and audited, until May 5 of the following year.

10.2.2. For the purpose of calculating the financial ratios contained in this Clause, to be calculated in accordance with generally accepted accounting standards in Brazil, the following definitions and criteria shall be adopted:

a) "Net Debt" means the amount calculated on a consolidated basis, on the respective date of verification, determined in accordance with accounting principles generally accepted in Brazil, equal to (a) the sum of the liabilities to financial institutions, securities and bonds issued, and the net balance of derivative transactions (liabilities less assets of derivative transactions); less (b) of availabilities (cash, banks, short-term applications or short-term investments, own securities or securities of third parties, and public and private bonds of any nature) and (c) the effects of market mark derivative operations;

b) "EBITDA" means the operating profit of ISSUER, on a consolidated basis, relative to the period of said Test, annualized if permitted by the Test, together with depreciation and amortization expenses, all determined in accordance with accounting principles generally accepted in Brazil; and

(c) "Liabilities" means the principal amount of debt securities issued with financial institutions recorded in the consolidated balance sheet of ISSUER on the measurement dates, all determined in accordance with accounting principles generally accepted in Brazil.

10.2.3. Within the time limits set forth in Section 10.2 and 10.2.1 above, ISSUER shall perform the Tests for purposes of verifying compliance with the obligation set forth in Clause 10.2. Each Test shall consist of the analysis of ISSUER's EBITDA to verify compliance with the established index, also observing the terms of Clauses 10.2.4 and 10.2.5, below ("Tests"):

(a)	"Test 1": test to be performed considering the EBITDA of the last twelve (12) consecutive months of said verification date; and

(b)	"Test 2": test to be performed considering the annualized EBITDA of the last six (6) consecutive months of said verification date.

10.2.4. For the purposes hereof CCB and the obligations of ISSUER hereunder, Test 2 shall be performed exclusively in case Test 1 does not meet the indexes referred to in item "v" Clause 10.1, observing that said index shall be considered fulfilled in case Test 2 demonstrates said achievement, pursuant to Clause 10.2.5, below.

10.2.5. Exclusively in the event that both Tests attest to the noncompliance with the obligation established in item "v" of Clause 10.1, a violation of the terms hereof shall occur, in this case, in accordance with Clause 10.2.6 below.

10.2.6. If, during a given semester, the indexes are not met, as attested by both Tests, under the terms above, ISSUER may, at its discretion, use the following cure mechanisms: (i) effective entry of new resources, increasing the ISSUER´s cash availabilities, for the purposes of item (b) of the definition of Net Debt, and any inflow of funds through loan received from any Related Parties shall comply with the rule of subordination provided for in Clause 17, and/or (ii) partial prepayment of CREDITOR's indebtedness, in the form of Clause 7, above, in order to adjust the Net Debt, and/or (iii) other alternatives acceptable to CREDITOR, in the amount necessary to meet this obligation, within a period of thirty (30) days from the date of delivery of the declarations of compliance with this index.

10.3. Still, for the purposes of the provisions hereof, it is defined:

"Affiliate" of any Person means any Person who, directly or indirectly, through one or more intermediaries, Controls, is Controlled, or is under Common Control with that first Person. In addition, in the case of a Person who is an investment fund or whose Controlling Shareholder is an investment fund, it shall also be considered an "Affiliate": (i) the manager or quota holder or an Affiliate of the manager or quota holder of this investment fund (ii) another investment fund administered or managed by the manager or quota holder or an Affiliate of the manager or quota holder of such investment fund, and (iii) any Person who is, directly or indirectly, Controlled, or is under the Common

Control of such investment fund, whether individually or jointly with another Affiliate, or any of the other Persons set forth above.

"Brazilian Affiliate" means, with relation to any Person, an Affiliate domiciled in Brazil;

"Control" (including its related meanings) means, in accordance with Article 116 of Law 6,404, dated 12.15.1976, (a) the power to elect a majority of the Board of Directors, or similar body, of the Controlled Person or, and (b) the direct or indirect ownership of rights conferring on the Controlling Person a majority of the votes in the general meeting of shareholders or a similar meeting, of the Controlled Person.

"Related Party" of any Specified Person shall have the meaning described in Deliberation 642 of October 07, 2010, issued by the Securities and Exchange Commission, and shall also include, to the extent that it is not repeated, (i) any Affiliate of that Person, (ii) any director, counselor, shareholder, Person, or any director, counselor, quota holder, shareholder, officer or administrator of such Person or an Affiliate of that Person (iii) any spouse, former spouse, ascendant, descendant, or collateral relative to the second degree of that Person or any director, counselor, quota holder, shareholder, officer or administrator of such Person or an Affiliate of that Person, and (iv) any Affiliate of the foregoing.

"Person" means any governmental entity or any natural person, firm, partnership, company, limited company, joint venture, association, investment fund, trustee, non-legal entity, or other entity, whether a legal entity or not.

11. MANDATORY EARLY PAYMENT - We are required to settle in advance all amounts due under this CCB, including the amounts of Principal and Financial Charges, in the event of the occurrence of any of the following events, upon prior request with, at a minimum, five (5) business days in advance, in writing, by CREDITOR:

a)
change in our corporate purpose in order to change the current main activities or to add to these activities new businesses that have a prevalence or may represent deviations from the activities currently carried out, without prior consent of CREDITOR, which should not be denied without justification;

b)
performance of any type of corporate restructuring, such as merger, incorporation or split, unless the split is partial and does not exceed 10% of our shareholders' equity, without the prior consent of CREDITOR, which shall not be denied without justification, except if within the economic group or because of the ongoing transaction with AINMT Holdings AB, as communicated in a press release dated June 06, 2017, issued by NII Holdings, Inc. ("AINMT Transaction");

c)
acquisition of the corporate control of companies that results in the alteration of our principal purpose, in order to change the current main activities or to add to those activities new businesses that have a prevalence or may represent deviations from the activities currently carried out, without the previous consent of CREDITOR, which should not be denied without justification;

d)
direct or indirect change of ISSUER's Control or of any Controlled Company, without the prior consent of CREDITOR and/or execution or assumption of obligation (conditional or otherwise) by ISSUER or its direct or indirect shareholders, to do so , except for the AINMT Transaction, except that, in this case, a copy of the following documents of AINMT Brazil Holdings BV, as applicable, must be sent to CREDITOR, within at least fifteen (15) days after the conclusion of AINMT Transaction, copy of the following documents of the company AINMT Brazil Holdings B.V., as applicable and existing, in accordance with the law applicable to said company: (i) Articles of Association or Bylaws together with the changes occurred in the last 5 years; (ii) Act of appointment/Election of the current Board of Directors or Minutes of the General Meeting of Election of the representatives, if applicable; (iii) Balance sheets - BP for the last 3 financial years, accompanied by: a) Income Statement for the year - DRE; b) Statement of Changes in Shareholders' Equity - DMPL; c) Explanatory Notes; d) Statement of Cash Flows (DFC), for companies with annual gross operating revenue equal to or greater than BRL 1 billion; (iv) Group Organization Chart; and (v) Shareholders' Agreement; and

e)
in the event of the sale of telecommunications towers and/or 'sale leaseback', during the Reduced Amortization Period, in an accumulated annual amount of more than twenty million Dollars (USD 20,000,000.00), observing the conversion rate of the Dollar by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil, twenty percent (20%) of the proceeds from said sale that exceed the amount of twenty million Dollars (USD 20,000,000.00)

shall be allocated to amortization/anticipated settlement of Financial Agreements, however, noting the need to make Extraordinary Payments to Financial Creditors in a proportional (pro rata) manner, with the remaining resources being reinvested exclusively in ISSUER's business.

12. CONSTITUTION OF REAL GUARANTEE - In order to ensure compliance with the obligations assumed in the CCB ("Guaranteed Obligations"), and in addition to the fiduciary assignment hereby constituted, pursuant to Clause 12.1 below, ISSUER has cumulatively provided the following guarantees: (i) Fiduciary Assignment of Receivables, Rights and Bank Accounts, pursuant to the Deed of Assignment of Receivables, Rights, and Bank Accounts, entered into between ISSUER, CREDITOR, CAIXA ECONOMICA FEDERAL ("CAIXA"), CHINA DEVELOPMENT BANK ("CDB") and Planner Trustee Distribuidora de Títulos e Valores Mobiliários Ltda. ("Planner") ("Deed of Assignment of Receivables"); (ii) Fiduciary Disposal of Assets and Equipment, pursuant to the Asset Fiduciary Assignment Agreement, entered into between ISSUER, CREDITOR, CAIXA and Planner ("Fiduciary Assignment of Assets"); (iii) Mortgages of Real Estate, in the terms of the Mortgage Deed of Real Estate, if CREDITOR and CAIXA exercise the option by their constitution ("Real Estate Mortgage"); and (iv) Management of Accounts, in accordance with the Bank Accounts Management Service Agreement, executed between ISSUER, CREDITOR, CAIXA, CDB and Planner ("Bank Account Management Agreement") and, together with the Deed of Assignment of Receivables, the Fiduciary Assignment of Assets, and the Real Estate Mortgage, the "Guarantee Agreements").

12.1. For the purposes of the fiduciary assignment already established, ISSUER fiduciary assigns and transfers to CREDITOR, irrevocably and irreversibly, by this act and in the best form of law, pursuant to paragraph 3 of article 66-B of Law No. 4,728/65, as amended by Law No. 10,931/04, articles 18 to 20 of Law No. 9,514/97, and Decree Law No. 911/69 and subsequent amendments, and as applicable of articles 1,361 an onwards of the Brazilian Civil Code (jointly, the “BB Granted Rights”), (a) the ownership, resolvable domain and direct and indirect ownership of all receivables, present and future, arising from the provision of telecommunications services performed by ISSUER to its customers, covering all revenue from amounts received in this respect, which are collected by CREDITOR ("BB Receivables"), under the terms of the Collection Agreement (as defined below), as well as (b) the resources deposited or held in the BB Blocked Account, and (c) the BB Blocked Account.

12.2. The amounts related to the part of the BB Receivables referred to in the caput are received by CREDITOR through the collection of non-compensable guides and automatic debit, in accordance with the Term of Adhesion to the General Clauses of the Single Service Agreement entered into between CREDITOR and ISSUER on 12/11/2014 ("Collection Agreement").

12.3. The amounts received daily under the Collection Agreement ("Collected Amounts"), representing a portion of the BB Receivables and any other credits, shall be credited to the BB Blocked Account, whose balance and amounts credited thereon daily are also hereby assigned by ISSUER to CREDITOR, integrating, for all purposes, the BB Assigned Rights, pursuant to the caput of this Clause. Likewise, under the terms of the Deed of Assignment of Receivables, the amounts from the Receivables Account (as defined in the Deed of Assignment of Receivables), corresponding to the percentage attributable to CREDITOR of the Receivables (as such term is defined in the Deed of Assignment of Receivables), which shall be deposited in the BB Blocked Account, shall integrate the definition of Collected Amounts and shall be computed for purposes of calculating the Minimum Average Value, as defined in Clause 12.5 below.

12.4. ISSUER undertakes, irrevocably and irreversibly, (i) not to take measures to directly receive any amount related to BB Receivables; (ii) not materially change the procedures and forms of collection of BB Receivables currently in force, and not to take any action, or fail to take any measure, when applicable, that is aimed at or has the effect of reducing the collection of BB Receivables by CREDITOR, until the full satisfaction of the obligations of ISSUER provided in the CCB; (iii) during the validity of the CCB, to maintain in force the Collection Agreement; and (iv) not to assign, transfer, sell, encumber, pledge, engage or record or in any way negotiate the BB Assigned Rights, without the prior and express consent of CREDITOR.

12.5. It is agreed that the average monthly amount of the Collected Amounts that shall be transferred to the BB Blocked Account in the three months immediately prior to the calculation by CREDITOR in each quarter ("Period"), to be held on March 31, June 30, September 30 and December 31 of each year shall comprise - and ISSUER undertakes to adopt all necessary measures to ensure that it occurs - the minimum amount equivalent to thirty million Reais (BRL 30,000,000.00) ("Minimum Average Amount") , calculated by the total amount of resources that shall be deposited in the BB Blocked Account during each Period, divided by three (3). If, in a given Period, the Minimum Average Amount is not verified by CREDITOR, CREDITOR and/or Planner (as instructed by CREDITOR) must notify ISSUER, stating that the Minimum Average Amount has not been achieved in the Period, from which the ISSUER may use, at its sole discretion, up to the next Minimum Average Value Assessment, at least, cumulatively or alternatively, of the following cure mechanisms: (i) deposit the lacking amount in the BB Blocked Account; (ii) deliver a bank guarantee to CREDITOR, issued by a financial institution with a credit risk acceptable to CREDITOR, on terms and conditions satisfactory to it, valid for a period of at least one hundred and twenty (120) days, the principal amount of which shall be equivalent to the difference between the Minimum Average Amount and the amount actually calculated; (iii) deliver to CREDITOR a stand-by letter of credit issued by an institution with a credit risk acceptable to CREDITOR, in terms and conditions satisfactory to it, valid for a period of at least one hundred and twenty (120) days, the principal amount of which shall be equivalent to the difference between the Minimum Average Amount and the amount actually calculated; and/or (iv) provide other guarantees acceptable to CREDITOR, in the amount equivalent to the difference between the Minimum Average Amount and the amount actually calculated. ISSUER may cure the Minimum Average Amount as many times as necessary. Solely in the event that ISSUER does not cure the Minimum Average Value, such event shall be characterized as an Event of Default, enabling the occurrence of an Event of Acceleration without any form or period of additional cure. Bank guarantee and/or standby letters of credit issued under the terms of this Clause shall have the power to cure only the default of the Minimum Average Amount referring to a single Period and it is not possible to use the same bank guarantee and/or letter of standby credit for remedy of default of more than one Period. In the event of a remedy in two subsequent periods and if the bank guarantee and/or standby credit letters for remedy of the second period are already in force, ISSUER is authorized to request CREDITOR to return to the financial institution issuing the original bank guarantee and/or standby credit letters issued for the cure of the first Verification Period. Notwithstanding the provisions of this Clause, CREDITOR is hereby authorized to withdraw, at the occurrence of Event of Aceleration or in case of a mandatory prepayment event, the available amount of the bank guarantee and/or standby credit letters that are issued to remedy the Minimum Average Amount in the most recent Period.

12.6. Without prejudice to the provisions of the Clause below, CREDITOR, from this act, legally identified as the legitimate owner, in a fiduciary character, of the BB Assigned Rights, whose condition shall last until the full compliance of all obligations assumed by ISSUER in the CCB, so that, in the event of its compliance by ISSUER, as certified by CREDITOR, the fiduciary property of CREDITOR shall be resolved, returning the BB Assigned Rights to the full ownership of ISSUER, except, however, that such BB Assigned Rights that remain, after full payment of this CCB, shall remain subject to the liens provided for in the Deed of Assignment of Receivables, in accordance with its terms, in favor of the Financial Creditors.

12.7. ISSUER hereby states that:

(i) it is authorized, pursuant to the law, to its articles of association and other corporate approvals obtained, to execute and comply with the provisions of this CCB;

(ii) the execution and fulfillment of the obligations of this CCB do not violate any provision of its articles of association, nor do they infringe or violate any legal provision and regulations to which they are subject;

(iii) BB Assigned Rights are free and clear of any liens, charges, judicial or extrajudicial cases of any nature, including fiscal, doubts, debts and/or liens of any nature, except for the fiduciary assignment established hereunder;

(iv) there is no impediment contained in covenants of which ISSUER is a party, which prevents the fiduciary assignment of the BB Assigned Rights; the execution of this CCB does not matter the noncompliance or early maturity of any other covenants of which ISSUER is a party; and

(v) it had prior, clearly and sufficiently knowledge of the attributions imposed on it, and which abrogates all terms of the CCB.

12.8. ISSUER shall be liable for any and all damages caused to CREDITOR arising from the falsehood or inaccuracy of the statements and warranties provided herein.

12.9. Upon the occurrence of an Event of Default in relation to the obligations assumed by ISSUER in the CCB, observing the respective cure periods, as applicable, all amounts related to the BB Assigned Rights shall be retained by CREDITOR in the BB Blocked Account and, in case of an Event of Declaration of Early Maturity of the debt or hypothesis of obligatory prepayment under the terms hereof, they may be used in the amortization of said obligations of ISSUER, until the full settlement of the Secured Obligations, under the terms hereof.

12.10. In case of the Event of Declaration of Early Maturity of the debt hereunder, CREDITOR may, regardless of any notification, promote the immediate use of the BB Assigned Rights to satisfy the Secured Bonds then expired and not settled, by judicial excuse or friendly sale of the BB Assigned Rights, as applicable, or, in the case of the Transferred Securities, simply apply them in the payment of the Secured Obligations, pursuant to the law and in accordance with the terms hereof, until the total performance of the Secured Obligations. In this sense, CREDITOR shall have the right to immediately exercise on the BB Assigned Rights all the powers granted to it by the legislation in force, under the terms of the CCB, and may dispose of, collect, receive, perform, sell, or grant, including in whole or in part, the BB Assigned Rights, under such terms and conditions, as CREDITOR deems appropriate, to grant discharge and sign any documents or terms, however special, necessary for the performance of the acts herein, irrespective of any communication and/or additional authorization from ISSUER. Any remaining value of the Secured Obligations shall be returned to ISSUER.

12.11. ISSUER hereby waives any legal or contractual right or privilege that may affect the free and integral feasibility and transfer of the BB Assigned Rights in the event of its termination, subject to the terms and conditions set forth herein.

12.12. Without prejudice to the provided herein, and for the purposes of article 1,362 of the Brazilian Civil Code, Law 9,514/97, as amended, and Law 4,728/65, as amended, the Guaranteed Obligations can be briefly described as follows:

(i)	Estimated principal debt amount: Four hundred million (BRL 400,000,000.00);

(ii)	Term and payment terms: as set forth in Clause 9;

(iii)	Financial Charges: as set forth in Clause 4;

(iv)	Default Charges: default interest: CDI plus 1% per month, plus 1% per year; and

(v)	Penalty clause: 2% on the amount due."

12.13. The Parties are aware and agree that ISSUER does not have a receivables individualization system capable of identifying customers, amounts and invoices that shall be effectively deposited in the BB Blocked Account and, likewise, unless otherwise expressly indicated in this CCB, assumes no obligation to carry out such individualization.

13. GUARANTEE - NEXTEL PARTICIPAÇÕES LTDA., a private limited company with its head offices at Avenida das Nações Unidas, 14.171, 26º andar, sala A, Rochavera Crystal Towers, in the city of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. 00.169.369/0001-22 ("GUARANTOR"), guarantees in favor of ISSUER, obliging itself as the principal payer and jointly and severally liable for the payment of the Guaranteed Obligations.

14. INFORMATION - We authorize CREDITOR, irrevocably and irreversibly and in accordance with the applicable regulations, to transmit and consult information about us and/or related to this transaction to the credit information system maintained by the Central Bank of Brazil, as well as to bring to record this instrument and attachments in any public records and auxiliary financial market institutions, including CETIP.

15. AUTHORIZATION FOR ACCOUNT DEBIT - Subject to the terms of this CCB, we authorize CREDITOR to apply, in the partial or total coverage of the outstanding balance, any amounts taken, for any reason, as credit of the Current Account.

16. CREDIT COMPENSATION - We authorize CREDITOR, irrevocably and irreversibly, regardless of previous notice, to proceed with the compensation provided for in article 368 of the Brazilian Civil Code, between CREDITOR's credit, corresponding to the outstanding balance presented in the Current Account, and the credits of any nature that we have or may have with CREDITOR.

17. SPECIAL OBLIGATIONS - ISSUER represents and warrants for all effects that any and all obligations assumed by ISSUER to any of its Related Parties are subordinated to the obligations set forth in this CCB. Likewise, ISSUER agrees that no amount shall be paid to its Related Parties prior to the full settlement of the obligations set forth in this CCB, including in the event of bankruptcy, settlement or dissolution of ISSUER, except for any payments made between ISSUER and GUARANTOR.

17.1. In order to prove compliance with the obligations under the Support Agreement by the Parent Company, ISSUER undertakes to submit to CREDITOR, within fifteen (15) business days of the respective event, documents evidencing increases in capital or advances for a future capital increase, irrevocably and irreversibly, as the case may be, for ISSUER's "Shareholders' Equity" account, and at the end of the Reduced Amortization Period, ISSUER shall have proved to CREDITOR the performance of the contributions of which this Clause and the Support Agreement deal of amounts in a minimum amount, in Reais, equivalent to two hundred and seventy million dollars (USD 270,000,000.00), including contributions already made between August 2017 and January 31, 2018, of which two hundred and seventy million Dollars (USD 270,000,000.00) shall include the taxes applicable to the internalization of such resources in Brazil, but shall be settled of any fees or commissions paid for such internalization.

18. MINIMUM BALANCE - ISSUER shall keep cash on the last business day of each month, immediately available resources or financial investments with daily liquidity in the minimum value, in Reais, equivalent to twenty million dollars (USD 20,000,000.00), observing the conversion rate of the Dollar by PTAX 800, Option 5, as disclosed by SISBACEN of the Central Bank of Brazil ("Minimum Balance"), and shall prove to CREDITOR, through bank statements of the current accounts of ISSUER. In order to comply with this obligation, ISSUER shall deliver to Planner and CREDITOR, within five (5) business days after the closing of each month, the bank statements necessary to prove the Minimum Balance ("Verification Date").

18.1. If the Minimum Balance is not observed, ISSUER shall have a cure period of three (3) business days counted from the end of each Verification Date. ISSUER may cure the default by demonstrating the deposit of the outstanding amount in an account held with any financial institution other than CREDITOR or CAIXA and provided that it is not an account fiduciary assigned to CDB, equivalent to the difference between the Minimum Balance required for said month and the amount actually calculated. ISSUER may not use the Minimum Balance remedy mechanism for more than two (2) times during the term hereof.

19. ASSIGNMENT - This CCB may be subject to assignment and endorsement by CREDITOR, upon prior notice of ten (10) business days prior to ISSUER, under the terms of civil and commercial legislation, and there is no need for the assignee/endorser to be a financial institution or entity treated as such. While a Default Event does not occur, the assignment referred to in this Clause shall not apply to ISSUER's competitor and/or entity belonging to a group that directly or indirectly operates the telecommunication tower rental activity.

20. ATORNEYS FEES - In the event that CREDITOR has to use means of collection to receive its credit, we are obliged to pay legal fees on the amount of the debit found in the extrajudicial charges, according to what has been agreed previously and in writing between ISSUER and CREDITOR, and in judicial collections according to what is decided by the Judicial power.

21. COLLECTION CALCULATION SPREADSHEETS - The Outstanding Balance shall be shown by CREDITOR in the strict terms of this CCB, by means of spreadsheets elaborated for the purpose of judicial or extrajudicial collection, which shall integrate this CCB for all legal purposes, the amounts used, any debt repayments, financial charges and default charges on the credit used.

22. FORMALIZATION - This CCB is issued in the number of copies in item 1.2 of the preamble, and only the first one shall be negotiable. The other copies contain the expression "non-negotiable copy".

22.1. This CCB may be amended, rectified and ratified by means of a written amendment, with the requirements set forth in Clause 22, above, regarding the number of copies and the negotiable copy, which shall become part of this CCB for all legal purposes.

23. PAYMENT LOCATION - We shall fulfill the obligations assumed in this CCB with CREDITOR's branch in which our Current Account mentioned in item 1.1. - ISSUER is kept, which is designated as the court of this CCB.

São Paulo (SP), October 31, 2017.

CREDITOR
BANCO DO BRASIL S.A.
Large Corporate Branch 3070 (SP)

Signature_________________________________________Initials_________

Signature_________________________________________Initials_________

ISSUER:
NEXTEL TELECOMUNICAÇÕES LTDA
CNPJ/MF: 66.970.229/0001-67

__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.	__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.

GUARANTOR:
NEXTEL PARTICIPAÇÕES LTDA
CNPJ/MF: 00.169.369/0001-22

__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.	__________ Initials	_____________________ Name: Profession: Marital Status: Nationality: Resides at: Identity Card No. CPF/MF No.

ANNEX I
PAYMENT SCHEDULE

BANCO DO BRASIL
	MONTH	DAY	PAYMENT	PRINCIPAL BALANCE
2016				BRL 400,000,000.00
	June	30	BRL 9,259,402.30	BRL 390,740,597.70
	July	31	BRL 9,259,402.30	BRL 381,481,195.40
	August	31	BRL 9,259,402.30	BRL 372,221,793.10
	September	30	BRL 9,259,402.30	BRL 362,962,390.80
	October	31	BRL 9,259,402.30	BRL 353,702,988.50
	November	30	BRL 9,259,402.30	BRL 344,443,586.20
	December	31	BRL 9,259,402.30	BRL 335,184,183.90
2017	January	31	BRL 9,259,402.30	BRL 325,924,781.60
	March	01	BRL 9,259,402.30	BRL 316,665,379.30
	August	16	BRL 28,787,761.75	BRL 287,877,617.55
2018	January	31	BRL 117,681.26	BRL 287,759,936.29
	March	01	BRL 117,681.26	BRL 287,642,255.03
	March	31	BRL 117,681.26	BRL 287,524,573.77
	May	01	BRL 117,681.26	BRL 287,406,892.51
	May	31	BRL 117,681.26	BRL 287,289,211.25
	July	01	BRL 117,681.26	BRL 287,171,529.99
	July	31	BRL 117,681.26	BRL 287,053,848.73
	August	31	BRL 117,681.26	BRL 286,936,167.47
	October	01	BRL 117,681.26	BRL 286,818,486.21
	October	31	BRL 117,681.26	BRL 286,700,804.95
	December	01	BRL 117,681.26	BRL 286,583,123.69
	December	31	BRL 117,681.26	BRL 286,465,442.43
2019	January	31	BRL 117,681.26	BRL 286,347,761.17
	March	01	BRL 117,681.26	BRL 286,230,079.91
	March	31	BRL 117,681.26	BRL 286,112,398.65
	May	01	BRL 117,681.26	BRL 285,994,717.39
	May	31	BRL 117,681.26	BRL 285,877,036.13
	July	01	BRL 117,681.26	BRL 285,759,354.87
	July	31	BRL 117,681.26	BRL 285,641,673.61
	August	31	BRL 117,681.26	BRL 285,523,992.35
	October	01	BRL 117,681.26	BRL 285,406,311.09
	October	31	BRL 117,681.26	BRL 285,288,629.83
	December	01	BRL 117,681.26	BRL 285,170,948.57
	December	31	BRL 117,681.26	BRL 285,053,267.31

2020	January	31	BRL 117,681.26	BRL 284,935,586.05
	March	01	BRL 117,681.26	BRL 284,817,904.79
	March	31	BRL 117,681.26	BRL 284,700,223.53
	May	01	BRL 117,681.26	BRL 284,582,542.27
	May	31	BRL 117,681.26	BRL 284,464,861.01
	July	01	BRL 117,681.26	BRL 284,347,179.75
	July	31	BRL 117,681.26	BRL 284,229,498.49
	August	31	BRL 117,681.26	BRL 284,111,817.23
	October	01	BRL 117,681.26	BRL 283,994,135.97
	October	31	BRL 117,681.26	BRL 283,876,454.71
	December	01	BRL 117,681.26	BRL 283,758,773.45
	December	31	BRL 117,681.26	BRL 283,641,092.19
2021	January	31	BRL 117,681.26	BRL 283,523,410.93
	March	01	BRL 117,681.26	BRL 283,405,729.67
	March	31	BRL 117,681.26	BRL 283,288,048.41
	May	01	BRL 117,681.26	BRL 283,170,367.15
	May	31	BRL 117,681.26	BRL 283,052,685.89
	July	01	BRL 117,681.26	BRL 282,935,004.63
	July	31	BRL 117,681.26	BRL 282,817,323.37
	August	31	BRL 117,681.26	BRL 282,699,642.11
	October	01	BRL 117,681.26	BRL 282,581,960.85
	October	31	BRL 117,681.26	BRL 282,464,279.59
	December	01	BRL 117,681.26	BRL 282,346,598.33
	December	31	BRL 117,681.26	BRL 282,228,917.07
2022	January	31	BRL 5,644,578.34	BRL 276,584,338.73
	March	01	BRL 5,644,578.34	BRL 270,939,760.39
	March	31	BRL 5,644,578.34	BRL 265,295,182.05
	May	01	BRL 5,644,578.34	BRL 259,650,603.71
	May	31	BRL 5,644,578.34	BRL 254,006,025.37
	July	01	BRL 5,644,578.34	BRL 248,361,447.03
	July	31	BRL 5,644,578.34	BRL 242,716,868.69
	August	31	BRL 5,644,578.34	BRL 237,072,290.35
	October	01	BRL 5,644,578.34	BRL 231,427,712.01
	October	31	BRL 5,644,578.34	BRL 225,783,133.67
	December	01	BRL 5,644,578.34	BRL 220,138,555.33
	December	31	BRL 5,644,578.34	BRL 214,493,976.99
2023	January	31	BRL 5,644,578.34	BRL 208,849,398.65
	March	01	BRL 5,644,578.34	BRL 203,204,820.31
	March	31	BRL 5,644,578.34	BRL 197,560,241.97
	May	01	BRL 5,644,578.34	BRL 191,915,663.63
	May	31	BRL 5,644,578.34	BRL 186,271,085.29
	July	01	BRL 5,644,578.34	BRL 180,626,506.95
	July	31	BRL 5,644,578.34	BRL 174,981,928.61
	August	31	BRL 5,644,578.34	BRL 169,337,350.27
	October	01	BRL 5,644,578.34	BRL 163,692,771.93
	October	31	BRL 5,644,578.34	BRL 158,048,193.59
	December	01	BRL 5,644,578.34	BRL 152,403,615.25
	December	31	BRL 5,644,578.34	BRL 146,759,036.91

2024	January	31	BRL 5,644,578.34	BRL 141,114,458.57
	March	01	BRL 5,644,578.34	BRL 135,469,880.23
	March	31	BRL 5,644,578.34	BRL 129,825,301.89
	May	01	BRL 5,644,578.34	BRL 124,180,723.55
	May	31	BRL 5,644,578.34	BRL 118,536,145.21
	July	01	BRL 5,644,578.34	BRL 112,891,566.87
	July	31	BRL 5,644,578.34	BRL 107,246,988.53
	August	31	BRL 5,644,578.34	BRL 101,602,410.19
	October	01	BRL 5,644,578.34	BRL 95,957,831.85
	October	31	BRL 5,644,578.34	BRL 90,313,253.51
	December	01	BRL 5,644,578.34	BRL 84,668,675.17
	December	31	BRL 5,644,578.34	BRL 79,024,096.83
2025	January	31	BRL 5,644,578.34	BRL 73,379,518.49
	March	01	BRL 5,644,578.34	BRL 67,734,940.15
	March	31	BRL 5,644,578.34	BRL 62,090,361.81
	May	01	BRL 5,644,578.34	BRL 56,445,783.47
	May	31	BRL 5,644,578.34	BRL 50,801,205.13
	July	01	BRL 5,644,578.34	BRL 45,156,626.79
	July	31	BRL 5,644,578.34	BRL 39,512,048.45
	August	31	BRL 5,644,578.34	BRL 33,867,470.11
	October	01	BRL 5,644,578.34	BRL 28,222,891.77
	October	31	BRL 5,644,578.34	BRL 22,578,313.43
	December	01	BRL 5,644,578.34	BRL 16,933,735.09
	December	31	BRL 5,644,578.34	BRL 11,289,156.75
2026	January	31	BRL 5,644,578.34	BRL 5,644,578.41
	March	01	BRL 5,644,578.41	BRL 0.00

ANNEX II

Clause 10.2.1 Statement

[Location], [Date]
To
BANCO DO BRASIL S.A.
Av. Paulista, 1.230, 27º andar
Large Corporate Branch 3070
Bela Vista - São Paulo/SP
CEP: 01310-300
and
PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.
Address: Avenida Brigadeiro Faria Lima nº 3.900, 10º andar
São Paulo - SP - CEP 04538-133
A/C: Viviane Rodrigues e Tatiana Lima
Dear Sirs,
1.Nextel Telecomunicações Ltda. ("ISSUER") hereby, pursuant to Clause 10.2.1 of Bank Credit Bill No. 307.001.181, issued in favor of Banco do Brasil SA ("CREDITOR") on October 31, 2012 (as amended, the "CCB"), represents to You that, upon conducting [Test 1 and Test 2], under the terms described in the CCB, assessed the meeting of EBITDA index of ISSUER's in threshold fitting the covenant of [4.5x on June 30, 2020 or 3, 5x as of June 30, 2021].
2. For the purpose of said confirmation, ISSUER attaches hereto [the half-year trial balance not audited for the period that ended June 30, [==] or the financial statements as of December 31 of [==], consolidated and audited] accompanied by the respective calculation statements, in strict compliance with the provisions of the CCB.
Regards,
_________________________________
NEXTEL TELECOMUNICAÇÕES LTDA

ANNEX 10.1(n)1

ANNEX 10.1(n)(2)

ANNEX TO THE SIXTY AMENDMENT
Clause 1.1 of the Sixth Amendment Notification Model

[Location], [Date]
To
BANCO DO BRASIL S.A.
Av. Paulista, 1.230, 27º andar
Large Corporate Branch 3070
Bela Vista - São Paulo/SP
CEP: 01310-300

CC
PLANNER TRUSTEE DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.
Address: Avenida Brigadeiro Faria Lima nº 3.900, 10º andar
São Paulo - SP - CEP 04538-133,
A/C: Viviane Rodrigues e Tatiana Lima

Ref.: BANK CREDIT BILL No. 307.001.181

Dear Sirs,

1.
Nextel Telecomunicações Ltda. ("ISSUER") hereby gives notice to You on the compliance with the condition set forth in Clause One of the Sixth Amendment to Bank Credit Bill No. 307.001.181, issued in favor of Banco do Brasil SA ("BB" or "CREDITOR") on October 31, 2012 (as amended, CCB");

As provided for thereon, see attached hereto, the following documents:

(i)
signed copy and fully effective (as determined by the Law applicable thereto), of amendments to the CDB Agreements (as defined in the CCB), under the provisions and condition pursuant to those described in the Summary of Certain Terms of Loan Amendments, executed on August 11, 2017 by and between CDB and the CREDITED (hereinafter referred to as “CDB Terms and Conditions”, “CDB Refinancing”, respectively);

(ii)	copy of the communication through which the CREDITED was informed, [by CDB] [by Sinosure], of the approval by Sinosure Insurance of CDB Refinancing;

(iii)	copy of the Sixth Amendment to CCB CAIXA formalized and signed;

(iv)
copy of the Support Agreement, vested with all legal formalities toward its validity and effectiveness, having as parties the CREDITED and NII Luxembourg, as well as certain subsidiaries of NII Luxembourg (hereinafter referred to as “Nextel Entities” and “Support Agreement”), in terms identical to those in the final draft of the Support Agreement agreed by and between the Parties, under Exhibit B to CCB;

(v)
original copies of the following documents [delivered on [--][--],[--], vested with all legal formalities thereto, confirming the creation and improvement of (i) Fiduciary Transfer of Receivables, Rights, and Bank Accounts in Security, under the Deed of Assignment of Receivables, Rights, and Bank Accounts in Security executed by and between the CREDITED and CAIXA, BANCO DO BRASIL S.A. (hereinafter referred to as “BB”), CHINA DEVELOPMENT BANK (hereinafter referred to as “CDB”) and Planner Trustee Distribuidora de Títulos e Valores Mobiliários Ltda. (hereinafter referred to as “Planner”) (hereinafter referred to as “Deed of Assignment of Receivables”); (ii) Assets and Equipment Assignment, under the Asset Fiduciary Assignment Agreement executed by and between the CREDITED, and CAIXA and BB (hereinafter referred to as “Fiduciary Assignment of Assets”); and (iii) Accounts Management, under the Bank Accounts Management Service Agreement executed by and between the CREDITED, CAIXA, BB, CDB and Planner.

2.
ISSUER hereby declares that there is no Default Event and/or an Event of Acceleration in the scope of the CCB and/or the Guarantee Agreements, except for those that have been object of express approval or resignation of BB.

3.
As a consequence of the implementation of the Conditions Precedent, under the terms above and as provided for in the Sixth Amendment to CCB, the terms and conditions set forth in the Sixth Amendment and, consequently, in CCB consolidated by the Sixth Amendment are in force, valid and effective from January 31, 2018, and from January 31,

2018 become ineffective, the payment schedules of the precedent Amendments of CCB. The ISSUER declares and acknowledges that, from January 31, 2018, the Financial Burdens (as defined in the Sixth Amendment) are unmistakably in force, as well as payment time schedules included in Exhibit I to the Sixth Amendment.

Regards,

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NEXTEL TELECOMUNICAÇÕES LTDA

ANNEX B TO THE SIXTH AMENDMENT
Support Agreement Agreed Draft